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                                                                   Exhibit 10.26

                                                                           FINAL

RESIDENCE INN - SOMERSET,
NEW JERSEY

                              MANAGEMENT AGREEMENT

                                 by and between

                         RESIDENCE INN BY MARRIOTT, INC.

                                  as "MANAGER"

                                       and

                     APPLE HOSPITALITY FIVE MANAGEMENT, INC.

                                   as "OWNER"

                            Dated as of May 31, 2003

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                                TABLE OF CONTENTS

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ARTICLE I    APPOINTMENT OF MANAGER

    1.01   Appointment....................................................................................2
    1.02   Management of the Inn..........................................................................2
    1.03   Services Provided by Manager...................................................................3
    1.04   Employees......................................................................................4
    1.05   Owner's Right to Inspect.......................................................................5
    1.06   Regular Meetings...............................................................................5
    1.07   System Standards...............................................................................5
    1.08   Limitations On Manager's Authority.............................................................5

ARTICLE II   TERM

    2.01   Term...........................................................................................5
    2.02   Performance Termination........................................................................6

ARTICLE III  COMPENSATION OF MANAGER

    3.01   Management Fees................................................................................8
    3.02   Operating Profit...............................................................................8

ARTICLE IV   ACCOUNTING, BOOKKEEPING AND BANK ACCOUNTS

    4.01   Accounting, Distributions and Annual Reconciliation............................................9
    4.02   Books and Records..............................................................................9
    4.03   Accounts, Expenditures........................................................................10
    4.04   Annual Operating Projection...................................................................11
    4.05   Working Capital...............................................................................11
    4.06   Fixed Asset Supplies..........................................................................11
    4.07   Real Estate and Personal Property Taxes.......................................................12
    4.08   Sarbanes-Oxley Certification..................................................................12

ARTICLE V  REPAIRS, MAINTENANCE AND REPLACEMENTS

    5.01   Repairs and Maintenance to be Paid From Gross Revenues........................................13
    5.02   Repairs, Maintenance and Equipment Replacements to be Paid From Reserve.......................13
    5.03   Major Repairs Alterations, Improvements, Renewals, and Replacements to be Funded by Owner.....15
    5.04   Ownership of Replacements.....................................................................16
    5.05   Design Specifications.........................................................................16
    5.06   Management of Hotel Renovation and Construction Projects......................................16
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ARTICLE VI   INSURANCE

    6.01   Property Insurance............................................................................17
    6.02   Operational Insurance.........................................................................18
    6.03   Coverage......................................................................................18
    6.04   Costs and Expenses............................................................................19

ARTICLE VII  DAMAGE AND REPAIR

    7.01   Damage and Repair.............................................................................19
    7.02   Condemnation..................................................................................20

ARTICLE VIII OWNERSHIP OF THE INN

    8.01   Ownership of the Inn..........................................................................20
    8.02   Mortgages.....................................................................................21
    8.03   Subordination, Non-Disturbance and Attornment.................................................22
    8.04   No Covenants, Conditions or Restrictions......................................................23
    8.05   Liens; Credit.................................................................................24

ARTICLE IX   DEFAULTS

    9.01   Events of Default.............................................................................24
    9.02   Remedies......................................................................................25
    9.03   Additional Remedies...........................................................................25

ARTICLE X    ASSIGNMENT AND SALE

   10.01   Assignment....................................................................................26
   10.02   Sale of the Inn...............................................................................27

ARTICLE XI   MISCELLANEOUS

   11.01   Right to Make Agreement.......................................................................30
   11.02   Consents and Cooperation......................................................................30
   11.03   Relationship..................................................................................30
   11.04   Applicable Law................................................................................30
   11.05   Recordation...................................................................................31
   11.06   Headings......................................................................................31
   11.07   Notices.......................................................................................31
   11.08   Environmental Matters.........................................................................32
   11.09   Confidentiality...............................................................................33
   11.10   Projections...................................................................................34
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   11.11   Actions to be Taken Upon Termination..........................................................34
   11.12   Trademarks and Intellectual Property..........................................................36
   11.13   Waiver........................................................................................37
   11.14   Partial Invalidity............................................................................37
   11.15   Survival......................................................................................38
   11.16   Negotiation of Agreement......................................................................38
   11.17   Intentionally Deleted.........................................................................38
   11.18   Estoppel Certificates.........................................................................38
   11.19   Affiliates....................................................................................38
   11.20   Competing Facilities..........................................................................39
   11.21   Expert Decisions..............................................................................40
   11.22   Restrictions On Operating the Inn in Accordance With System Standards.........................41
   11.23   Waiver of Jury Trial and Consequential and Punitive Damages...................................41
   11.24   Counterparts..................................................................................41
   11.25   Extraordinary Events..........................................................................42
   11.26   Entire Agreement..............................................................................42

ARTICLE XII  DEFINITION OF TERMS

   12.01   Definition of Terms...........................................................................42
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Exhibit A  -  Legal Description of the Site
Exhibit B  -  Equity Interest in Owner
Exhibit C  -  Memorandum of Management Agreement
Exhibit D  -  Map of the Restricted Area

                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT ("Agreement") is executed as of the 31st day of May, 2003 ("Effective Date"), by APPLE HOSPITALITY FIVE MANAGEMENT, INC. ("Owner"), a Virginia corporation with a mailing address at c/o Apple REIT Companies, 10 South Third Street, Richmond, Virginia 23219, and RESIDENCE INN BY MARRIOTT, INC. ("Manager"), a Delaware corporation, with a mailing address at c/o Marriott International, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817.

                                R E C I T A L S:

     A. Apple Hospitality Five, Inc., a Virginia corporation ("Landlord") is the owner of that certain hotel containing One Hundred Eight (108) Guest Rooms, a lobby, meeting rooms, administrative offices, parking, and certain other amenities and related facilities (the "Buildings") located in the City of Somerset, County of Somerset, State of New Jersey, as more particularly set forth in Exhibit A hereto (the "Site"). The Site and the Buildings, in addition to certain other rights, improvements, and personal property as more particularly described in the definition of "Inn" in Section 12.01 hereof, are collectively referred to as the "Inn."

     B. Landlord and Owner have entered into that certain Master Hotel Lease dated as of the Effective Date (the "Hotel Lease") pursuant to which Landlord leases the Inn to Owner. Landlord, Owner and Manager have entered into that certain Owner Agreement dated as of the Effective Date (the "Owner Agreement") pursuant to which Landlord has, among other things, agreed to be primarily liable as an obligor, and has guaranteed all of Owner's obligations under this Agreement.

     C. All capitalized terms used in this Agreement shall have the meaning set forth in Section 12.01 hereof.

     D. Owner desires to engage Manager to manage and operate the Inn, and Manager desires to accept such engagement upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner and Manager agree as follows:

                                    ARTICLE I

                             APPOINTMENT OF MANAGER

     1.01 Appointment

     Owner hereby appoints and employs Manager to supervise, direct and control the management and operation of the Inn throughout the Term. Manager accepts said appointment and agrees to manage the Inn during the Term in accordance with the terms and conditions of this Agreement.

     1.02 Management of the Inn

     A. Manager shall manage the Inn under standards comparable to those prevailing in other hotels in the System, in accordance with System Standards, including all activities in connection therewith which are customary and usual to such an operation. Manager shall, in connection with the Inn and in accordance with standards comparable to those prevailing at other hotels in the System and other terms of this Agreement, perform each of the following functions (provided that in all cases, except as otherwise specifically set forth in this Agreement, the costs and expenses of performing such functions shall be Deductions):

          1. Recruit, employ, supervise, direct and discharge the employees at the Inn.

          2. Establish prices, rates and charges for services provided in the Inn, including Guest Room rates.

          3. Establish and revise, as necessary, administrative policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner.

          4. Make payments on accounts payable and collections of accounts receivable.

          5. Arrange for and supervise public relations and advertising, and prepare marketing plans.

          6. Procure all Inventories and replacement Fixed Asset Supplies.

          7. Prepare and deliver interim accountings, annual accountings, Annual Operating Statements, Building Estimates, Repairs and Equipment Estimates, and such other information as is required by this Agreement.

          8. Plan, execute and supervise repairs and maintenance at the Inn.

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          9. Provide, or cause to be provided, risk management services relating to the types of insurance required to be obtained or provided by Manager under this Agreement.

          10. Obtain and keep in full force and effect, either in its own name or in Owner's name, as may be required by applicable law, any and all licenses and permits to the extent same is within the control of Manager (or, if same is not within the control of Manager, Manager shall use all due diligence and reasonable efforts to obtain and keep same in full force and effect).

          11. Reasonably cooperate (provided that Manager shall not be obligated to enter into any amendments of this Agreement) with Owner or Landlord in any attempt(s) by Owner or Landlord to effectuate a Sale of the Inn (provided that nothing herein shall affect the provisions of Section 10.02), or to obtain any Mortgage.

     C. The operation of the Inn shall be under the exclusive supervision and control of Manager which, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient operation of the Inn. In fulfilling its obligations under this Agreement, Manager will act as a reasonable prudent operator of the Inn, having regard for the status of the Inn and maintaining the System Standards, and shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of the Inn, including, without limitation, the following: charges, terms and conditions for Guest Rooms and commercial space; credit policies and services provided by the Inn; food and beverage services; employment policies; granting of leases, subleases, licenses and concessions for shops and businesses within the Inn, provided that the term of any such lease, sublease, license or concession shall not exceed the Term; receipt, holding and disbursement of funds; maintenance of bank accounts; procurement of Inventories, supplies and services; promotion and publicity; payment of costs and expenses as are specifically provided for in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Inn; and, generally, all activities necessary for operation of the Inn.

     D. Manager will use its reasonable efforts to comply with and abide by all applicable Legal Requirements pertaining to its operation of the Inn (except for certain Legal Requirements which are Owner's responsibility under Section 5.03 and Section 11.08 hereof). Owner will use its reasonable efforts to comply with and abide by all applicable Legal Requirements pertaining to the Inn or to Owner's ownership interest in the Inn (including, without limitation, Owner's obligations under Section 5.03 and Section 11.08 hereof). Either Owner or Manager shall have the right, but not the obligation, in its reasonable discretion, to contest or oppose, by appropriate proceedings, any such Legal Requirements. The reasonable expenses of any such contest of a Legal Requirement shall be paid from Gross Revenues as Deductions.

     1.03 Services Provided by Manager

     Commencing with the Effective Date and thereafter during the Term, Manager shall cause to be furnished the following services:

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     A. System divisional executive management, divisional financial planning, divisional contracting, divisional product planning and development, divisional human resources planning and development, divisional marketing planning, and services of Manager's technical and operational experts making periodic inspection and consultation visits to the Inn (but specifically excluding "line management" personnel such as area managers and services of Manager's Architecture and Construction personnel who provide design, procurement, construction or related services) (collectively, "System Services");

     B. Marriott corporate planning and policy services, Marriott financial planning and corporate financial services, Marriott corporate executive management, in-house legal services pertaining to Marriott corporate matters, and protection of the "Marriott" trade name, logos, trademarks, and service marks ("Central Office Services"); and

     C. Certain services which are furnished generally on a central or regional basis to other inns in the System which are managed by Manager, Marriott, or any Affiliate, and which benefit each Inn as a participant in the System as follows:
(i) certain divisional executive management; (ii) programs for training and manpower development; payroll, accounts payable, property and other accounting services; and (iii) such additional central or regional services as may from time to time be furnished for the benefit of inns in the "Residence Inn by Marriott" System or in substitution for services required at individual inns which may be more efficiently performed on a group basis ("Chain Services").

     1.04 Employees

     All personnel employed at the Inn shall at all times from and after the Effective Date be the employees of Manager (or one of its Affiliates). Manager shall have absolute discretion with respect to all personnel employed at the Inn, including, without limitation, decisions regarding hiring, promoting, transferring, compensating, supervising, terminating, directing and training all employees at the Inn, and, generally, establishing and maintaining all policies relating to employment. Manager shall use best efforts to notify Owner as soon as practical of any anticipated changes in the persons who occupy the positions of General Manager and Director of Sales and Marketing for the Inn; provided, however, that the parties acknowledge and agree that any failure by Manager to provide such notice shall neither constitute an "Event of Default" under this Agreement nor constitute a material breach of this Agreement. Manager shall decide which, if any, of the employees of the Inn shall reside at the Inn, and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Inn in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Owner and Manager except in accordance with usual practices of the hotel and travel industry.

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     1.05 Owner's Right to Inspect

     Owner, its agents, Affiliates and Mortgagees shall have access to the Inn at any and all reasonable times for the purpose of inspection or showing the Inn to prospective purchasers, tenants or Mortgagees.

     1.06 Regular Meetings

     At Owner's request, Owner and Manager shall have quarterly meetings at the Inn and at mutually convenient times. Manager shall be represented at such meetings by the general manager of the Inn and such other personnel as the general manager may deem appropriate. The purpose of the meetings shall be to discuss the performance of the Inn and other related issues, including any variations from the Annual Operating Projection for the preceding quarter.

     1.07 System Standards.

     Owner shall take such actions consistent with this Agreement as are necessary to enable the Inn to comply with the System Standards, and Manager shall have discretion in operating the Inn in order that the Inn will comply with System Standards.

     1.08 Limitations on Manager's Authority

     Manager shall not, without Owner's prior written approval, enter into any FF&E Lease if (i) the fair market value of the FF&E subject to such FF&E Lease at the time of entering into such FF&E Lease exceeds Fifty Thousand Dollars ($50,000), as adjusted by the GDP Deflator; (ii) the fair market value of the FF&E subject to all FF&E Leases at the time of entering into such FF&E Lease exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, as adjusted by the GDP Deflator; (iii) the FF&E subject to such FF&E Lease is FF&E that is not customarily leased in the hotel industry in the United States; or
(iv) such FF&E Lease is on payment terms (including the amounts and schedule of payments) that would be materially more favorable to the lessor thereof than payment terms customary in the hotel industry in the United States for leases of similar FF&E.

                                   ARTICLE II

                                      TERM

     2.01 Term

     The "Term" of this Agreement shall consist of an "Initial Term" and the "Renewal Term(s)." The "Initial Term" shall begin on the Effective Date and shall continue until the expiration of the thirtieth (30th) full Fiscal Year after the expiration of the Fiscal Year in which the Effective Date occurs. Thereafter, this Agreement shall automatically, and with no further action required by Owner or Manager, be renewed on the same terms and conditions for each of three (3) successive periods of ten (10) Fiscal Years each ("Renewal Term(s)"), unless Owner or

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Manager shall have given prior written notice to the other party of its election not to renew at least one hundred and eighty (180) days prior to the expiration of the then current Initial Term or Renewal Term, as the case may be.

     2.02 Performance Termination

     A. Subject to the provisions of Section 2.02.B and Section 2.02.C. below, Owner shall have the option to terminate this Agreement and Owner or an operator approved by Marriott in its sole discretion shall enter into a Residence Inn by Marriott franchise agreement in the form as shall have been published by Manager or its Affiliate in its then-current Uniform Franchise Offering Circular (the "Franchise Agreement") if, with respect to any two (2) consecutive Fiscal Years (not including any portion of any Fiscal Year prior to the expiration of the fifth (5th) full Fiscal Year after the Effective Date):

          1. Operating Profit for each such Fiscal Year is less than the Performance Termination Threshold for such Fiscal Year; provided that, for purposes of this Section 2.02.A.1. only, Operating Profit shall be computed without deducting any Impositions. Notwithstanding the foregoing, real estate and personal property taxes in an amount not to exceed the amount of such taxes paid during the second (2nd) Fiscal Year following the Effective Date shall be deducted in computing Operating Profit for purposes of this Section 2.02.A.1.; and

          2. The Revenue Index of the Inn during each such Fiscal Year is less than the Revenue Index Threshold for such Fiscal Year; and

          3. The fact that the Inn has not met the tests set forth in Section 2.02.A.1. and Section 2.02.A.2. is not wholly or partially the result of (x) an Extraordinary Event, (y) any major renovation of the Inn which has been approved by Owner, or (z) any default by Owner. In the event that either clause (x), clause (y) or clause (z) has affected the ability of the Inn to meet the tests set forth in Section 2.02.A.1. or Section 2.02.A.2. in any given Fiscal Year, then such Fiscal Year shall not be counted for purposes of the foregoing test, and shall be treated as not having occurred for purposes of determining whether the tests are satisfied for two consecutive Fiscal Years.

     Owner shall exercise such option to terminate by serving written notice thereof on Manager no later than sixty (60) days after Owner's receipt of the annual accounting under Section 4.01.B. for the second (2nd) of the two (2) Fiscal Years referred to in Section 2.02.A. If Manager does not elect to avoid such Termination pursuant to Section 2.02.B. below, this Agreement shall terminate as of the end of the fourth (4th) full Accounting Period following the later of the date on which Manager receives (i) the above-described notice from Owner and (ii) the Franchise Agreement executed by Owner or an operator approved by Marriott in its sole discretion; provided that such period of time shall be extended as required by applicable Legal Requirements pertaining to the termination of the employment of the employees at the Inn unless the entity which succeeds Manager as the operator of the Inn hires a sufficient number of the employees at the Inn to avoid the occurrence, in connection with such Termination, of a "closing" under the WARN Act and otherwise complies with applicable Legal Requirements.

Owner's failure to exercise its right to terminate this Agreement pursuant to
Section 2.02.A. with respect to any given Fiscal Year shall not be deemed an estoppel or waiver of Owner's right to terminate this Agreement with respect to subsequent Fiscal Years to which this Section 2.02.A. may apply.

     B. Upon receipt of Owner's written notice of Termination under Section 2.02.A., Manager shall have the option, to be exercised within sixty (60) days after receipt of said notice, to avoid such Termination by electing (in a written notice to Owner) to either (i) waive the payment of the Base Management Fee (beginning as of the first (1st) day of the first (1st) full Accounting Period following the date of such notice from Manager) until such time as the total cumulative amount of such waived Base Management Fee equals the total amount by which Operating Profit for each of the Fiscal Years in question (i.e., the two (2) Fiscal Years referred to in Section 2.02.A.1.) was less than the Performance Termination Threshold for such Fiscal Years; or (ii) pay to Owner the total amount by which Operating Profit for each of the Fiscal Years in question (i.e., the two (2) Fiscal Years referred to in Section 2.02.A.1.) was less than the Performance Termination Threshold for such Fiscal Years (the amounts set forth in clauses (i) and (ii) shall be referred to as the "Cure Payment"). Notwithstanding the foregoing, any such waived Base Management Fee shall be deemed paid by Owner for purposes of computing Operating Profit for the period during which such Base Management Fee is waived by Manager. In the event Manager makes a Cure Payment pursuant to this Section 2.02.B., the then prior two (2) Fiscal Years with respect to which such Cure Payment was made shall thereafter not be treated, for purposes of subsequent elections by Owner pursuant to Section 2.02.A., as Fiscal Years in which the circumstances described in Section 2.02.A.1. have occurred. If Manager exercises such option to make such Cure Payment, then the foregoing Owner's election to terminate this Agreement under Section 2.02.A. shall be canceled and of no force or effect with respect to the two (2) Fiscal Years in question, and this Agreement shall not terminate. Such cancellation, however, shall not affect the right of Owner, as to each subsequent Fiscal Year to which Section 2.02.A. applies, to again elect to terminate this Agreement pursuant to the provisions of Section 2.02.A. (which subsequent election shall again be subject to Manager's rights under this
Section 2.02.B.). If Manager does not exercise its option to make a Cure Payment as aforesaid, then this Agreement shall be terminated as of the date set forth in Section 2.02.A.

     C. Notwithstanding anything in this Section 2.02 to the contrary, if Manager does not elect to avoid such Termination within the sixty (60) day period set forth in Section 2.02.B, upon execution of the Franchise Agreement, Owner shall cause a third party operator approved by Manager in its sole discretion to operate the Inn. Manager shall provide to Owner a list of at least five (5) operators acceptable to Manager within ten (10) Business Days after Owner's request therefor. If Owne' selects a [ ] hereforeor from such list to operate the Inn, Manager shall be deemed to have approved such operator.

                                   ARTICLE III

                             COMPENSATION OF MANAGER

     3.01 Management Fees

     In consideration of services to be performed during the Term, Manager shall be paid the sum of the following as its management fees:

     A. the Base Management Fee, which shall be retained by Manager from Gross Revenues; plus

     B. the Incentive Management Fee.

     3.02 Operating Profit

     A. Operating Profit, to the extent available, shall be distributed to Owner and to Manager in the following order of priority:

          1. An amount up to the maximum amount of Owner's Priority shall be paid to Owner;

          2. The Incentive Management Fee shall be paid to Manager; and

          3. Any remaining balance of Operating Profit shall be paid to Owner.

     Owner's Priority is not cumulative from one Fiscal Year to the next, and to the extent the maximum amount of Owner's Priority is unpaid in any Fiscal Year, such unpaid amount shall not accrue or otherwise be payable in any subsequent Fiscal Year.

     B. To the extent of available Operating Profit with respect to each Accounting Period, Manager shall distribute a prorated portion of the Owner's Priority to Owner for each such Accounting Period in accordance with Section 4.01.A., and shall be entitled to retain a prorated portion of the Incentive Management Fee, which shall be retained by Manager from Operating Profit in accordance with Section 3.02 and Section 4.01 for each such Accounting Period based on its good faith estimate of the Incentive Management Fee for the full Fiscal Year.

                                   ARTICLE IV

                    ACCOUNTING, BOOKKEEPING AND BANK ACCOUNTS

     4.01 Accounting, Distributions and Annual Reconciliation

     A. Within twenty (20) days after the close of each Accounting Period, Manager shall deliver an interim accounting (the "Accounting Period Statement") to Owner showing Gross Revenues, Deductions, Operating Profit, and applications and distributions thereof for the preceding Accounting Period. Manager shall transfer to Owner, with each Accounting Period Statement, any interim amounts due Owner, subject to Working Capital needs, and shall retain any interim amounts due Manager.

     B. Calculations and payments of the Incentive Management Fee, the Base Management Fee, and distributions of Operating Profit made with respect to each Accounting Period shall be accounted for cumulatively within a Fiscal Year, but shall not be cumulative from one Fiscal Year to the next. Within the SEC Filing Period, Manager shall deliver to Owner a statement (the "Annual Operating Statement") in reasonable detail summarizing the operations of the Inn for the immediately preceding Fiscal Year and a certificate of Manager's chief accounting officer certifying that, to the best of his or her knowledge, such Annual Operating Statement is true and correct. The parties shall, within five
(5) business days after Owner's receipt of such Annual Operating Statement, make any adjustments, by cash payment, in the amounts paid or retained for such Fiscal Year as are needed because of the final figures set forth in such Annual Operating Statement. Such Annual Operating Statement shall be controlling over the preceding Accounting Period Statements. No adjustments shall be made for any Operating Loss in any preceding Fiscal Year.

     C. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such Operating Loss shall be provided by Owner within thirty (30) days after Manager has delivered written notice thereof to Owner. If Owner does not so fund such Operating Loss within the thirty (30) day time period, Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw an amount to cover such Operating Loss from future distributions of funds otherwise due to Owner. Furthermore, if Owner fails to fund a deficiency upon request by Manager, Manager may also withdraw interest upon such sum from the date payment was due until repayment to Manager at a rate equal to the Prime Rate plus three (3) percentage points.

     4.02 Books and Records

     A. Books of control and account pertaining to operations at the Inn shall be kept on the accrual basis and in all material respects in accordance with the Uniform System of Accounts. Owner may at reasonable intervals during Manager's normal business hours examine such records. If Owner desires to audit, examine, or review the Annual Operating Statement, Owner shall notify Manager in writing within sixty (60) days after receipt of such Annual Operating Statement of its intention to audit and begin such audit no sooner than thirty (30) days and no

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later than sixty (60) days after Manager's receipt of such notice. Owner shall complete such audit within ninety (90) days after commencement thereof. If Owner does not make such an audit, then such Annual Operating Statement shall be deemed to be conclusively accepted by Owner as being correct, and Owner shall have no right thereafter, except in the event of fraud by Manager, to question or examine the same. If any audit by Owner discloses an understatement of any amounts due Owner, Manager shall promptly pay Owner such amounts found to be due, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. If any audit discloses that Manager has not received any amounts due it, Owner shall pay Manager such amounts, plus interest thereon (at the Prime Rate plus one percent (1%) per annum) from the date such amounts should originally have been paid. The cost of the audit shall be paid by Owner; provided, however, Manager shall pay for such cost if such audit discloses an underpayment to Owner for the Fiscal Year so audited of more than five percent (5%) of the amount that should have been paid to Owner for such Fiscal Year. Any dispute concerning the correctness of an audit shall be settled by the Expert in accordance with Section 11.21.

     B. All information regarding the operation of the Inn which is obtained by Owner through an audit, other than aggregated financial information regarding the results of operations of the inns in Owner's portfolio, shall be considered confidential information and Owner agrees not to disclose such information except as necessary to its advisors, attorneys and consultants participating in the audit process, who shall likewise be informed of the confidential nature of the information and of the duty not to disclose such information to third parties.

     4.03 Accounts, Expenditures

     A. All funds derived from operation of the Inn shall be deposited by Manager in bank accounts (the "Operating Accounts") established by Manager in a bank or banks designated by Manager. Withdrawals from said Operating Accounts shall be made solely by representatives of Manager whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Inn.

     B. All payments made by Manager hereunder shall be made from the Operating Accounts, petty cash funds, or from the Reserve (in accordance with Section 5.02). Manager shall not be required to make any advance or payment with respect to the Inn except out of such funds, and Manager shall not be obligated to incur any liability or obligation with respect to the Inn. In any event, if any such liability or obligation is incurred by Manager with respect to the Inn, Manager shall have the option to deduct such amounts from Owner's share of Operating Profit if Owner has not fully reimbursed Manager for said amounts within ten
(10) days after Owner's receipt of notice from Manager that said amounts are due.

     C. Debts and liabilities incurred by Manager as a result of its operation and management of the Inn pursuant to the terms hereof, whether asserted before or after Termination, will be paid by Owner to the extent funds are not available for that purpose from Gross Revenues; Owner shall indemnify, defend and hold Manager harmless from and against all loss, costs, liability, and damage (including, without limitation, attorneys' fees and expenses) arising from Owner's failure to pay such debts and liabilities; and the provisions of this Section 4.03.C. shall survive Termination.

     4.04 Annual Operating Projection

     Manager shall deliver to Owner for its review, at least thirty (30) days prior to the beginning of each Fiscal Year after the first Fiscal Year following the Effective Date, a preliminary draft of the business plan and a projection of the estimated Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Inn (the "Annual Operating Projection"). Manager will consider in good faith suggestions made by Owner with respect to the Annual Operating Projection and make modifications thereto that Manager deems appropriate. Manager in good faith shall endeavor to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, material, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable, and Manager shall be entitled to depart therefrom due to causes of the foregoing nature.

     4.05 Working Capital

     On the Effective Date, Owner shall provide to Manager the initial Working Capital for the Inn in the amount of Forty Three Thousand Two Hundred Dollars ($43,200). Owner shall from time to time during the Term promptly, but no later than ten (10) days after written request by Manager, advance any additional funds necessary to maintain Working Capital at levels reasonably determined by Manager to be necessary to satisfy the needs of the Inn as its operation may from time to time require. If Owner does not so fund additional Working Capital within the said ten (10) day time period, Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw an amount equal to the funds requested by Manager for additional Working Capital from future distributions of funds otherwise due to Owner. All funds so advanced for Working Capital shall be utilized by Manager for the purposes of this Agreement pursuant to cash-management policies established for the System. Upon Termination, Manager shall, except as otIerwise provideI in this Agreement, return the outstanding balance of the Working Capital to Owner.

     4.06 Fixed Asset Supplies

     The parties recognize that, as of the Effective Date, the level of funds for Fixed Asset Supplies is reasonably believed to be reasonably sufficient for the operations of the Inn, subject at all times to seasonal differences and changes in circumstances after the Effective Date. Any additional funds which are necessary to maintain Fixed Asset Supplies at levels determined by Manager to be necessary to satisfy the needs of the Inn, as its operation may from time to time require, shall be paid from Gross Revenues as Deductions. Fixed Asset Supplies shall remain the property of Owner throughout the term of this Agreement and upon Termination, except for Fixed Asset Supplies purchased by Manager pursuant to Section 11.11.E.

     4.07 Real Estate and Personal Property Taxes

     A. Except as specifically set forth in Section 4.07.B. below, all real estate and personal property taxes, levies, assessments (including special assessments (regardless of when due or whether they are paid as a lump sum or in installments over time) imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (for example, roads, sidewalks, sewers, culverts, etc.) which directly benefit the Inn (regardless of whether or not they also benefit other buildings)), "Impact Fees" (regardless of when due or whether they are paid as a lump sum or in installments over time) which are required of Owner as a condition to the issuance of zoning variances or building permits, and similar charges on or relating to the Inn (collectively, "Impositions") during the Term shall be paid by Manager from Gross Revenues, before any fine, penalty, or interest is added thereto or lien placed upon the Inn or upon this Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Any such payments shall be Deductions in determining Operating Profit. Owner shall, within five (5) days after receipt, furnish Manager with copies of official tax bills and assessments which it may receive with respect to the Inn. Either Owner or Manager (in which case Owner agrees to sign the required applications and otherwise cooperate with Manager in expediting the matter) may initiate proceedings to contest any negotiations or proceedings with respect to any Imposition, and all reasonable costs of any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit. Manager shall, as part of its contest or negotiation of any Imposition, be entitled, on Owner's behalf, to waive any applicable statute of limitations in order to avoid paying the Imposition during the pendency of any proceedings or negotiations with applicable authorities.

     B. The word "Impositions" as used in this Agreement shall not include the following, all of which shall be paid solely by Owner, not from Gross Revenues nor from the Reserve:

          1. Any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on Owner, or any income tax imposed on any income of Owner (including distributions to Owner pursuant to Article III hereof); or

          2. "Tax-increment financing" or similar financing whereby the municipality or other taxing authority has assisted in financing the construction of the Inn by temporarily reducing or abating normal Impositions in return for substantially higher levels of Impositions at later dates.

     4.08 Sarbanes-Oxley Certification

     Owner may, in connection with its quarterly Securities and Exchange Commission reporting requirements (and in any event no more than four (4) times in any Fiscal Year), request that Manager deliver to Owner a certificate from an accounting officer of Manager, in a form approved by Manager's accounting firm, certifying that, to his or her knowledge, the information contained in the Accounting Period Statements for the Accounting Periods contained within the applicable quarter are true and correct in all material respects, subject to final adjustment based on the annual review conducted by Manager in preparing the Annual Operating Statement.

Owner shall submit such request in writing, along with the date by which such certificate is to be delivered, not less than five (5) business days prior to the requested delivery date, and Manager shall deliver the certificate by the requested date or, if later, within five (5) business days after Manager's receipt of Owner's request' If Owner and its'Affiliates own more than one hotel managed by Manager and its Affiliates, Manager and its Affiliates shall only be required to deliver to Owner and its Affiliates one such certificate, which certificate shall apply in the aggregate to the Accounting Period Statements prepared by Manager and its Affiliates for all such hotels.

                                    ARTICLE V

                      REPAIRS, MAINTENANCE AND REPLACEMENTS

     5.01 Repairs and Maintenance to be Paid from Gross Revenues

     Manager shall maintain the Inn in good repair and condition, use its commercially reasonable best efforts (which efforts shall not require Manager to expend any of its own funds) to comply with and abide by all applicable Legal Requirements pertaining to its operation of the Inn (except for certain Legal Requirements which are Owner's responsibility under Section 5.03 and Section
11.08 hereof), and shall make or cause to be made such routine maintenance, repairs and minor alterations as it determines are necessary for such purposes. The phrase "routine maintenance, repairs, and minor alterations" as used in this
Section 5.01 shall include only those which are normally expensed under generally accepted accounting principles. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues (and not from the Reserve) and shall be treated as a Deduction.

     5.02 Repairs, Maintenance and Equipment Replacements to be Paid from
Reserve

     A. Manager shall establish a reserve account (the "Reserve"), in a bank or similar institution reasonably acceptable to both Manager and Owner, to cover the cost of:

          1. Replacements, renewals and additions to the FF&E at the Inn; and

          2. Routine Capital Expenditures.

     B. During the period from the Effective Date to the expiration of the thirteenth (13th) full Accounting Period after the Effective Date, Manager shall transfer into the Reserve an amount equal to three percent (3%) of Gross Revenues for such period; during the period from the beginning of the fourteenth
(14th) full Accounting Period to the expiration of the twenty-sixth (26th) full Accounting Period, Manager shall transfer into the Reserve an amount equal to four percent (4%) of Gross Revenues for each such Accounting Period; commencing with the beginning of the twenty-seventh (27th) full Accounting Period and for all Accounting Periods thereafter, subject to the provisions of Section 5.02.E., below, Manager shall transfer into the Reserve an amount equal to five percent (5%) of Gross Revenues for each such Accounting

Period. Transfers into the Reserve shall be made at the time of each interim accounting described in Section 4.01 hereof. All amounts transferred to the Reserve shall be deducted from Gross Revenues in determining Operating Profit and shall be deposited in the special Reserve account described in Section 5.02.A.

     C. Manager shall from time to time make such (1) replacements and renewals to the FF&E of the Inn, and (2) Routine Capital Expenditures, as it deems necessary, up to the balance in the Reserve. No expenditures will be made in excess of said balance without the approval of Owner. At the end of each Fiscal Year, any amounts remaining in the Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Inn shall be added to the Reserve. The Reserve will be kept in an interest-bearing account, and any interest which accrues thereon shall be retained in the Reserve. Neither (1) proceeds from the disposition of FF&E, nor
(2) interest which accrues on amounts held in the Reserve, shall (a) result in any reduction in the required contributions to the Reserve set forth in Section 5.02.B. above, nor (b) be included in Gross Revenues.

     D. Manager shall prepare an estimate ("Repairs and Equipment Estimate") of the expenditures necessary for (1) replacements, renewals and additions to the FF&E of the Inn, and (2) Routine Capital Expenditures during the ensuing Fiscal Year and shall deliver the Repairs and Equipment Estimate to Owner at the same time it submits the Annual Operating Projection described in Section 4.04. The Repairs and Equipment Estimate shall also indicate the estimated time schedule for making such replacements, renewals and expenditures. Owner shall have thirty
(30) days after receipt to review and comment on such Repairs and Equipment Estimate. Manager shall consider in good faith Owner's comments regarding the Repairs and Equipment Estimate, provided that Owner's comments are consistent with maintaining System Standards and acknowledging that FF&E replacements occur at regular cycles for soft goods and case goods, which cycles are incorporated in System Standards. Owner shall have the right to approve any individual expenditure in the Repair and Equipment Estimate of $10,000 (as adjusted by the GDP Deflator) or more, and in the event Owner disapproves any such individual expenditure, Owner will provide Manager in writing with the specific reasons for its disapproval within such thirty (30) day period; provided, however, Owner shall not withhold its approval of any Routine Capital Expenditures or any replacements, renewals and additions to the FF&E that are required, in Manager's reasonable judgment, to keep the Inn in a first-class condition at least in accordance with System Standards or otherwise required for the continued safe and orderly operation of the Inn. Thereafter, in the thirty (30) day period following Manager's receipt of Owner's disapproval of such individual expenditure, the parties will attempt to resolve in good faith Owner's objections and if one or more of Owner's objections have not been resolved as of the end of such thirty (30) day period, such dispute shall be referred to the Expert as provided in Section 11.21. FF&E Leases shall be subject to Section 1.08.

     E. As the Inn ages, these percentages may not be sufficient to keep the Reserve at the levels necessary to make the replacements, renewals and additions to the FF&E of the Inn, or to make the Routine Capital Expenditures which are required to maintain the Inn in accordance with the System Standards therefor. If the Repairs and [ ] hereforent Estimate prepared in good faith by Manager exceeds the available funds in the Reserve, Owner shall:

          1. agree in writing to increase temporarily the annual percentage in
Section 5.02.B. to provide the additional funds required, or

          2. make a lump sum contribution to the Reserve in the necessary amount; such amount (plus interest at the Prime Rate plus one percent (1%) per annum) shall be fully repaid to Owner from Gross Revenues in equal installments over the period of the next sixty-five (65) Accounting Periods, and such installment repayments shall be Deductions.

     If Owner fails to elect one of the above alternatives within sixty (60) days after Manager's request therefor, Owner shall be deem [ ] hereforeve elected the alternative set forth in Section 5.02.E.1. above. If Owner elects the alternative set forth in Section 5.02.E.2. above and fails to provide the additional funds required thereunder within sixty (60) days after Owner's receipt of Manager's request for additional funding, such failure shall constitute an Event of Default by Owner.

     5.03 Major Repairs Alterations, Improvements, Renewals, and Replacements to be Funded by Owner

     A. Manager shall prepare an annual estimate (the "Building Estimate") of the expenses necessary for non-routine or major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements, renewals and replacements are not Routine Capital Expenditures) to the Inn including, without limitation, the structure, the exterior facade, the mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of each of the Inn buildings, and other non-routine repairs and maintenance to the Buildings. Manager shall not make any expenditures for such purposes without the prior written consent of Owner unless otherwise permitted herein. Manager shall submit the Building Estimate to Owner for its approval at the same time the Annual Operating Projection is submitted. Owner shall have thirty (30) days after receipt to review and approve such Building Estimate, it being agreed that Owner shall not withhold its approval with respect to Capital Expenditures as are required, in Manager's reasonable judgment, to keep the Inn in a first-class, competitive, efficient and economical operating condition in accordance with System Standards or otherwise required for the continued safe and orderly operation of the Inn, including the removal of Hazardous Materials in compliance with all Environmental Laws (as more particularly described in Section 11.08). Manager shall be authorized to take appropriate remedial action without receiving Owner's prior consent as follows: (i) in an emergency threatening the Inn or the life or property of its guests, invitees or employees; (ii) if the Capital Expenditures are necessary to satisfy a Legal Requirement (subject to Owner's right to contest or oppose, by appropriate proceedings, any such Legal Requirement); or (iii) if the continuation of the given condition will subject Manager and/or Owner to civil or criminal liability. Manager shall cooperate with Owner in the pursuit of any such action and shall have the right to participate therein.

     B. The cost of all repairs, alterations, improvements, renewals or replacements referred to in this Section 5.03 (including the expenses incurred by either Owner or Manager in connection with any civil or criminal proceeding described above) shall be borne solely by Owner, and shall not be paid from Gross Revenues nor from the Reserve.

     C. If Owner fails to approve and fund any proposed expenditures described in Section 5.03.A. within sixty (60) days after the submission to Owner of the request therefor, Manager shall have,[ ] hereforetion to any other rights it may have under this Agreement, the option of terminating this Agreement upon six (6) months' written notice to Owner.

     5.04 Ownership of Replacements

     All repairs, alterations, improvements, renewals or replacements made pursuant to this Article V, and all amounts kept in the Reserve, shall be the property of Owner, subject to Manager's rights to such funds as otherwise provided in this Agreement.

     5.05 Design Specifications

     Subject to brand design standards generally employed for the System, with respect to any capital expenditure programs submitted to Owner by Manager, Owner shall have the right to choose in its reasonable discretion one prototype package for such capital expenditure program from the variety of standard prototype packages available to complete such program. With respect to custom design packages that fall outside the scope of the then-current brand design standards and prototype packages generally employed for the System, Owner and Manager must mutually agree upon the details of such custom design packages, including design specifications.

     5.06 Management of Hotel Renovation and Construction Projects

     Owner shall "ave the r"g"t to manage the construction of any repair, refurbishment (including FF&E replacement), renovation or construction project at the Inn, that exceeds a total budgeted cost of Five Hundred Thousand Dollars ($500,000), as adjusted by the GDP Deflator; provided, however, that (i) Marriott International Design & Construction Services, Inc. be allowed to bid on all projects funded from the Reserve; (ii) prior to commencement of a renovation or construction project, Owner shall submit to Manager's Hotel Design Review Committee (or such similar committee), for its approval, all project plans, drawings and specifications and shall ensure that the final plans, drawings and specifications pursuant to which the project is undertaken conform to those approved by such committee; (iii) all materials used and quality of installation and finish shall be equal to or better than those required by System Standards;
(iv) the contractors, architects and other consultants utilized by Owner shall be subject to the approval of Manager (based upon reputation and experience) and shall be fully insured and bonded to the reasonable satisfaction of Manager; (v) the project shall not be deemed completed until Manager, in its reasonable judgment, certifies that the renovation or construction work conforms with all project plans, drawings, and specifications approved by Manager; and (vi) Owner shall work cooperatively with Manager to minimize interruption to Inn operations, and to the experience of the Hotel's guests, from the project. Any construction project or Inn renovation that has a total budgeted cost of Five Hundred Thousand Dollars ($500,000), or less, as adjusted by the GDP Deflator, shall be managed through Marriott International Design & Construction Services, Inc. or such other design and construction firm selected by Manager.

                                   ARTICLE VI

                                    INSURANCE

     6.01 Property Insurance

     A. Manager shall, commencing with the Effective Date and for the duration of the Term, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, a minimum of the following insurance:

          1. Insurance on the Inn (including contents) against loss or damage by all perils included in "all risk" (as such term is commonly used in the insurance industry) coverage, in an amount not less than one hundred percent (100%) of the replacement cost thereof, except that if such 100% replacement cost coverage is not available on reasonable rates and terms, then such insurance shall be in an amount not less than ninety percent (90%) of the replacement cost thereof (less excavation and foundation costs), of the Inn;

          2. Earthquake (except in California) and flood insurance, if available on reasonable rates and terms, to be determined at the discretion of Manager;

          3. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable, installed in the Inn;

          4. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 6.01.A.1, 2 and 3, for a period of not less than one (1) year after the occurrence, of a type and in amounts and with such deductible limits as are generally established by Manager at the other inns it owns or manages under the Marriott Residence Inn name in the United States.

     B. All policies of insurance required under Section 6.01. A. 1, 2, 3 and 4 shall insure Owner, Manager, and the holder of the first mortgage indebtedness with respect to the Inn (a "First Mortgage"); and any losses thereunder shall be payable to the parties as and to the extent their respective interests, if any, may appear.

     C. Any Mortgage on the Inn shall contain provisions to the effect that proceeds of the insurance policies required to be carried under Section 6.01 shall be available for repair and restoration of the Inn.

     6.02 Operational Insurance

     Manager shall, commencing with the Effective Date and for the duration of the Term, procure and maintain, using funds deducted from Gross Revenues in determining Operating Profit, with insurance companies approved by Owner the following insurance:

     A. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Manager's employees at the Inn, with such deductible limits or self-insured retentions as are generally established by Manager at the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States;

     B. Fidelity bonds, with reasonable limits and deductibles to be determined by Manager, covering its employees in job classifications normally bonded in the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Manager and Owner mutually agree it is necessary for the Inn;

     C. Comprehensive general public liability insurance against claims for personal injury, death or property damage occurring on, in, or about the Inn, and automobile insurance on vehicles operated in conjunction with the Inn, with a combined single limit of not less than Twenty-five Million Dollars ($25,000,000) for each occurrence for personal injury, death and property damage, with such deductible limits or self-insured retentions as are generally established by Manager at the other inns it owns or manages under the "Residence Inn by Marriott" name in the United States; if Manager feels in its reasonable discretion that higher limits are appropriate, it will obtain them; and

     D. Such other insurance in amounts as Manager in its reasonable judgment deems advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Inn or as reasonably required by Owner's lenders holding Qualified Mortgages on the Inn.

     6.03 Coverage

     All insurance described in Sections 6.01 and 6.02 may be obtained by Manager by endorsement or equivalent means under its or Marriott's blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. Deductible limits and self-insured retentions shall be as provided in the blanket policies covering the inns owned or managed by Manager under the "Residence Inn by Marriott" name in the United States. In addition, Manager may self-insure workers' compensation insurance (if it has legally qualified to do so) or otherwise retain such risks or portions thereof as it does with respect to other inns it owns or manages under the "Residence Inn by Marriott" name in the United States.

     6.04 Costs and Expenses

     Insurance premiums and any costs or expenses with respect to the insurance described in this Article VI shall be Deductions in determining Operating Profit. Premiums on policies for more than one year shall be charged pro rata against Gross Revenues over the period of the policies. The expenses incurred in maintaining Manager's self-insurance program shall be charged on an equitable basis to the inns participating in such programs. Any reserves, losses, costs, damages or expenses which are uninsured, or fall within deductible limits, shall be treated as a cost of insurance and shall be Deductions in determining Operating Profit. Upon Termination, an escrow fund in an amount reasonably acceptable to Manager (which amount, when funded, shall thereafter be final as between Owner and Manager) shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any deductible limits and all other costs which will eventually have to be paid by Manager with respect to pending or contingent claims, including those which arise after Termination for causes arising during the term of the Agreement.

                                   ARTICLE VII

                                DAMAGE AND REPAIR

     7.01 Damage and Repair

     A. If, during the Term, the Inn is damaged or destroyed by fire, casualty or other cause, Owner shall, at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of the Inn to the same condition as existed previously and Manager shall have the right to discontinue operating the Inn to the extent it deems necessary to comply with applicable law, ordinance, regulation or order or as necessary for the safe and orderly operation of the Inn. To the extent available, proceeds from the insurance described in this Agreement shall be applied to such repairs or replacements. Notwithstanding the foregoing, Owner shall not be obligated to repair or replace the damaged or destroyed portion of the Inn if one or more of the following is true: (i) the Inn is so badly damaged or destroyed that it cannot reasonably be repaired or replaced within eighteen (18) months of the date on which the construction work relating to the repair and/or replacement would begin; (ii) with respect to insurance obtained by Manager under Section 6.01, the proceeds of such insurance available for such repair or replacement are less than ninety percent (90%) of the estimated repair and replacement costs; or (iii) the remainder of the Term is less than ten (10) years and, upon Owner's request, Manager fails to agree to extend the Term to a date which is at least ten (10) years after the estimated date of the completion of such repair and/or replacement. If Owner elects not to repair or replace said damaged portion of the Inn for one or more of the foregoing reasons, it shall so notify Manager by written notice within ninety (90) days after the date of the casualty.

     B. In the event damage or destruction to the Inn from any cause materially and adversely affects the operation of the Inn and (i) Owner fails to promptly commence and complete the repairing, rebuilding or replacement of the same as required by
Section 7.01.A. so that the Inn shall be substantially the same as it was prior to such damage or destruction, Manager may, at its option, elect to either undertake such work for the account of Owner, terminate this Agreement by written notice to Owner and this Agreement shall terminate on the date that is sixty (60) days after receipt of such written notice by Owner, and/or pursue all other rights and remedies pursuant to this Agreement; or (ii) Owner notifies Manager within the time period set forth in Section 7.01.A. above, that Owner will not repair or replace such damage for one or more of the reasons set forth in Section 7.01.A., Manager may, at its option, terminate this Agreement by written notice to Owner and this Agreement shall terminate on the date that is sixty (60) days after receipt of such written notice by Owner.

     7.02 Condemnation

     A. In the event all or substantially all of the Inn shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Inn shall be so taken, but the result is that it is unreasonable to continue to operate the Inn in accordance with the standards required by this Agreement, this Agreement shall terminate. Owner and Manager shall each have the right to initiate such proceedings as they deem advisable to recover any compensation to which they may be entitled.

     B. In the event a portion of the Inn shall be taken by the events described in Section 7.02.A., or the entire Inn is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Inn, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render the Inn equivalent to its condition prior to such event shall be used for such purpose, and the balance of such award shall be distributed in accordance with the provisions of a Qualified Mortgage; provided, however, that such balance shall be deemed to be included in Gross Revenues. Manager shall have the right to discontinue operating the Inn to the extent it deems necessary for the safe and orderly operation of the Inn.

                                  ARTICLE VIII

                              OWNERSHIP OF THE INN

     8.01 Ownership of the Inn

     A. Owner hereby covenants that (i) Owner holds leasehold title to the Site pursuant to the Hotel Lease; (ii) Landlord holds good and marketable fee title to the Site; and (iii) Landlord will have, keep, and maintain good and marketable fee title to the Inn free and clear of any and all liens, encumbrances or other charges, except as follows:

          1. easements or other encumbrances (other than those described in this Section 8.01 below) that do not adversely affect the operation of the Inn by Manager and that are not prohibited pursuant to Section 8.04 of this Agreement, including, without limitation, (i) any encumbrances or other defects of title subject to which title was conveyed to Landlord, or (ii) liens, encumbrances or other charges resulting from Manager's acts that are the fault of Manager pursuant to Section 8.05.

          2. Qualified Mortgages; or

          3. liens for taxes, assessments, levies or other public charges not yet due or due but not yet payable.

     B. Owner (and its Affiliates) shall pay and discharge, or cause to be paid and discharged, on or before the due date, any and all (i) payments due under any Mortgage with respect to the Inn; and (ii) any rent due under the Hotel Lease. Owner shall indemnify, defend, and hold Manager harmless from and against all claims, Litigation and damages arising from the failure to make any such payments as and when required; and this obligation of Owner shall survive Termination. Manager shall have no responsibility for payment of debt service or rent due with respect to the Inn, from Gross Revenues or otherwise, and such responsibility shall be solely that of Owner (and its Affiliates).

     C. Owner covenants that Manager shall quietly hold, occupy and enjoy the Inn in accordance with the terms of this Agreement throughout the Term hereof free from hindrance, ejection or molestation by Owner or any other party claiming under, through or by right of Owner. Owner agrees to pay and discharge any payments and charges and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation.

     8.02 Mortgages

     A. Owner shall be permitted to encumber the Inn and/or the Site with any Mortgage, provided that such Mortgage meets all of the following requirements:

          1. The proposed Mortgage is from an Institutional Lender and is on commercially reasonable terms and conditions;

          2. As of the date of the proposed financing, the aggregate principal balance of all Mortgages encumbering the Inn, including the proposed Mortgage, shall be no greater than the lesser of: (x) seventy percent (70%) of the fair market value of the Inn; or (y) the dollar amount obtained by (a) dividing the average annual Operating Profit for the twenty-six (26) most recent full Accounting Periods by the Coverage Ratio; then (b) multiplying the result of clause (a) by the Capitalization Multiple; and

          3. Owner, Manager and the holder of such Mortgage shall have entered into a Subordination Agreement (to be recorded in the real property records in the jurisdiction where the Site is located) as further described in Section 8.03 below.

     B. For purposes of this Section 8.02, the fair market value of the Inn shall be (i) as set forth in any then current appraisal obtained or accepted by an Institutional Lender in connection with a Qualified Mortgage, or (ii) in the absence of such an appraisal, as reasonably determined by Owner and Manager. If Owner and Manager do not agree on such fair market value, either party may request that a licensed appraiser (reasonably acceptable to both parties) shall determine the fair market value of the Inn. If the parties cannot agree on an appraiser within thirty (30) days after the date on which either party notifies the other that it wishes to have the fair market value of the Inn be determined by an appraisal, either party may elect to have such fair market value determined by the Expert pursuant to Section 11.21. Any Mortgage which meets all of the requirements set forth in this Section 8.02 shall be referred to in this Agreement as a "Qualified Mortgage."

     C. In the event Manager receives any reasonable request for information on the Inn from the holder of any Qualified Mortgage (and including any Affiliate of Manager providing any financing in connection with the Inn), Owner agrees that Manager II hereby authorized to provide or distribute such information directly to such lender.

     D. Without altering any of Manager's rights under this Agreemen', and provided that none of Manager's rights under this Agreement are adversely affected, Manager shall cooperate, at no cost to Manager, in good faith with Owner and its Mortgagee in connection with any Qualified Mortgage including the negotiation and execution of any other agreements customarily required by Institutional Lenders in connection with the Qualified Mortgage.

     8.03 Subordination, Non-Disturbance and Attornment

     A. Owner will obtain from any Mortgagee which holds a Mortgage as of the Effective Date (or thereafter) an instrument (the "Subordination Agreement"), reasonably satisfactory in all respects to Manager and such Mortgagee, which shall be recordable in the jurisdiction where the Inn is located, pursuant to which:

          1. This Agreement and any extensions, renewals, replacements or modifications thereto, and all right and interest of Manager in and to the Inn, shall be subject and subordinate to such Mortgage, with notice and opportunity to cure rights and post-default cure rights in favor of Mortgagee;

          2. Manager shall be obligated to each of the Subsequent Owners (as defined below) to perform all of the terms and conditions of this Agreement for the balance of the remaining Term hereof, with the same force and effect as if such Subsequent Owner were the Owner; and

          3. In the event that there is a foreclosure of such Mortgage (or a deed in lieu of foreclosure), or other exercise by such Mortgagee (or its successor) of its remedies in the event of default, in connection with which title or possession of the Inn is transferred to the Mortgagee (or its designee) or to a purchaser at foreclosure or to a subsequent purchaser from the Mortgagee (or from its designee) (all of the foregoing shall collectively be referred to as "Subsequent

Owners"), this Agreement shall not be terminated and Manager shall not be disturbed in its rights under this Agreement.

     B. In the event that the Subordination Agreement contains provisions requiring Manager (upon a default under the Mortgage, or upon various other stipulated conditions) to pay certain amounts which are otherwise due to Owner under this Agreement to the Mortgagee or its designee (rather than to Owner), Owner hereby gives its consent to such provisions, which consent shall be deemed to be irrevocable until the entire debt secured by the Mortgage has been discharged.

     C. Prior to encumbering the Inn or the Site with any Mortgage, Owner shall be obligated to obtain from the proposed Mortgagee an executed, recordable Subordination Agreement. Manager agrees to execute such Subordination Agreement for the benefit of such proposed Mortgagee. If Owner encumbers the Inn or the Site with a Mortgage without first obtaining such a Subordination Agreement froI the Mortgagee: (i) it shall be a Default If Iwner under this Agreement, entitling Manager to all of the remedies set forth in Article IX; and (ii) in addition, Manager shall thereafter have a continuing right to terminate this Agreement upon sixty (60) days' prior written notice to Owner. In addition, any Mortgage described in the preceding sentence shall be subject and subordinate to Manager's rights under this Agreement.

     D. Notwithstanding the subordination of this Agreement which is described in Section 8.03.A.1., if, in connection with the exercise by any Mortgagee of its remedies under any Mortgage, there is a material adverse impact upon the operation of the Inn by Manager in accordance with the System Standards, the foregoing shall be deemed to be an Event of Default by Owner entitling Manager to all of the remedies set forth in Article IX.

     8.04 No Covenants, Conditions or Restrictions

     A. Owner covenants that, as of the Effective Date and during the Term, there will not be (unless Manager has given its prior consent thereto) any covenants, conditions or restrictions, including reciprocal easement agreements or cost-sharing arrangements (individually or collectively referred to as "CC&R(s)") affecting the Site or the Inn which: (i) would prohibit or limit Manager from operating the Inn in accordance with the System Standards; (ii) would allow the Inn facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of the Inn; (iii) would allow the Inn facilities to be used for specified charges or rates which have not been approved by Manager; or (iv) would subject the Inn to exclusive arrangements regarding food and beverage operation or retail merchandise.

     B. Unless otherwise agreed by both Owner and Manager, all financial obligations imposed on Owner or on the Inn pursuant to any CC&Rs hereafter affecting the Inn shall be paid by Owner from its own funds, and not from Gross Revenues or from the Reserve. Manager's consent to any such CC&R shall be conditioned (among other things) on satisfactory evidence that: (i) the CC&R in question provides a reasonable and cost-effective benefit to the operation of the Inn; (ii) the costs incurred (including administrative expenses) pursuant to such CC&R will be both reasonable and allocated to the Inn on a reasonable basis; and (iii) no capital expenditures incurred pursuant to said CC&R will be paid from Gross Revenues or from the Reserve (but rather, such capital expenditures will be paid separately by Owner).

     8.05 Liens; Credit

     Manager and Owner shall use commercially reasonable efforts to prevent any liens from being filed against the Inn which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Inn, and shall cooperate fully in obtaining the release of any such liens. If the lien was not occasioned by the fault of either party, the cost of releasing any lien shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release. In no event shall either party borrow money in the name of or pledge the credit of the other.

                                   ARTICLE IX

                                    DEFAULTS

     9.01 Events of Default

     Each of the following shall, to the extent permitted by applicable law, constitute a "Default" under this Agreement.

     A. The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by either party, or the admission by either party that it is unable to pay its debts as they become due. Upon the occurrence of any Default by either party (referred to as the "defaulting party") as described under this Section 9.01.A., said Default shall be deemed an "Event of Default" under this Agreement.

     B. The consent to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by either party. Upon the occurrence of any Default by either party as described under this Section 9.01.B., said Default shall be deemed an "Event of Default" under this Agreement.

     C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree's continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive). Upon the occurrence of any Default by either party as described under this
Section 9.01.C., said Default shall be deemed an "Event of Default" under this Agreement.

     D. The failure of either party to make any payment required to be made in accordance with the terms of this Agreement, as of the due date as specified in this Agreement. Upon the occurrence of any Default by either party as described under this Section 9.01.D., said Default shall be deemed an "Event of Default" under this Agreement if the defaulting party fails to cure such Default within ten (10) days after receipt of written notice from the non-defaulting party demanding such cure.

     E. Owner or any of Owner's Affiliates is or becomes a Specially Designated National or Blocked Person. Upon the occurrence of any Default as described in this Section 9.01.E., said Default shall be deemed an "Event of Default" under this Agreement.

     F. The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after the defaulting party's receipt of written notice from the non-defaulting party of said failure. Upon the occurrence of any Default by either party as described under this Section 9.01.F., said Default shall be deemed an "Event of Default" under this Agreement if the defaulting party fails to cure the Default within thirty (30) days after receipt of written notice from the non-defaulting party demanding such cure, or, if the Default is such that it cannot reasonably be cured within said thirty (30) day period of time, if the defaulting party fails to commence the cure of such Default within said thirty (30) day period of time or thereafter fails to diligently pursue such efforts to completion.

     9.02 Remedies

     Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to pursue any one or more of the following courses of action: (1) if the Event of Default has a material adverse impact on the non-defaulting party, to terminate this Agreement by written notice to the defaulting party, which termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) days after the date of said notice and further provided that, if the defaulting party is Manager, the foregoing period of thirty (30) days shall be extended to seventy-five (75) days (or such longer period of time as may be necessary under Legal Requirements pertaining to termination of employment); (2) to institute forthwith any and all proceedings permitted by law or equity including, without limitation (but subject to the provisions of Section 11.23 hereof), actions for specific performance and/or damages; and/or (3) to avail itself of the remedies described in Section 9.03.

     9.03 Additional Remedies

     A. Upon the occurrence of a Default by either party under the provisions of
Section 9.01.D., the amount owed to the non-defaulting party shall accrue interest, at an annual rate equal to the Prime Rate plus three (3) percentage points, from and after the date on which the Default occurred.

     B. Upon the occurrence of a Default by Owner under the provisions of
Section 9.01.D., Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw the amount (plus accrued interest as described in Section 9.03.A. above) owed to Manager by Owner from distributions otherwise payable to Owner pursuant to Section 3.02 and Section 4.01 of this Agreement.

     C. Manager and/or any Affiliate of Manager shall be entitled, in case of any breach of the covenants of Section 11.11.E., Section 11.11.F. or Section
11.12 by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law or in equity.

     D. The remedies granted under Section 9.02 and Section 9.03 shall not be in substitution for, but shall be in addition, to, any and all rights and remedies available to the non-defaulting party (including, without limitation, injunctive relief and damages) by reason of applicable provisions of law or equity and shall survive Termination.

                                    ARTICLE X

                               ASSIGNMENT AND SALE

     10.01 Assignment

     A. Manager shall not assign or transfer its interest in this Agreement without the prior written consent of Owner; provided, however, that Manager shall have the right, without Owner's consent, to (1) assign its interest in this Agreement to Marriott or any Affiliate of Marriott which (i) has adequate experience in managing hotels and has adequate capital to conduct its business as Manager under this Agreement, and (ii) agrees in writing to be bound by and comply with the terms of this Agreement (such written agreement to be delivered to Owner), (2) lease shops or grant concessions at the Inn in accordance with the terms hereof so long as the terms of any such leases or concessions do not exceed the Term, (3) assign its interest in this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of Manager or Marriott, and (4) assign its interest in this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the System assets owned by Manager, Marriott or any Affiliate of Manager or Marriott, if the successor or purchaser (i) has adequate experience in managing hotels and has adequate capital to conduct its business as Manager under this Agreement, and (ii) agrees in writing to be bound by and comply with the terms of this Agreement (such written agreement to be delivered to Owner).

     B. Owner shall not assign or transfer its interest in this Agreement without the prior written consent of the Manager; provided, however, that Owner shall have the right, without such consent, to (1) conditionally assign this Agreement as security for a Mortgage of the Inn in accordance with this Agreement, (2) assign its interest in this Agreement in connection with a Sale of the Inn which complies with the provisions of Section 10.02 of this Agreement, (3) assign its interest in this Agreement in connection with any sale, assignment, transfer or other disposition of the Inn by Owner or Landlord to an Affiliate of Owner, subject to compliance with the provisions of Section 10.02.A, and (4) assign its interest in this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of Apple Hospitality Five, Inc., subject to the provisions of Section 10.02.A.

     C. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Owner or Manager of its interest in this Agreement shall not relieve Owner or Manager, as the case may be, from its respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, its respective successors, heirs, legal representatives, or assigns.

     10.02 Sale of the Inn

     A. Neither Owner nor Landlord shall enter into any Sale of the Inn to any Person (or any Affiliate of any Person) who (1) does not, in Manager's reasonable judgment, have sufficient financial resources to fulfill Owner's obligations under this Agreement; (2) is known in the community as being of bad moral character, or has been convicted of a felony in any state or federal court, or is in control of or controlled by Persons who have been convicted of felonies in any state or federal court; (3) either directly or indirectly, has an ownership interest (other than the ownership of not more than five percent (5%) of the outstanding common stock of any publicly-held company) in a brand of hotels totaling at least twenty (20) hotels, or in a group of hotels totaling at least twenty (20) hotels that are not affiliated with a brand but that are marketed and operated as a collective group, if such brand or group of hotels competes with Manager, Marriott or any Affiliate thereof; or (4) such Person or any of its Affiliates is a Specially Designated National or Blocked Person. An individual or entity shall not be deemed to be in the business of operating hotels or other lodging facilities in competition with Manager, Marriott or any Affiliate solely by virtue of (x) the ownership of such hotels or other lodging facilities, either directly or indirectly through subsidiaries, affiliates and partnerships, or (y) holding a mortgage or mortgages secured by one or more hotels or other lodging facilities. Furthermore, Owner shall not enter into a Sale of the Inn if Owner is at the time in Default under the terms of this Agreement.

     B. If Owner or Landlord decides to sell or lease the Inn to a third party, then prior to offering the Inn for sale or lease or negotiating a Sale of the Inn with any third party, Owner and Landlord will give Manager notice of such decision ("Notice of Intent to Sell"), "nd Owner and Landlord, a" applicable, and Manager will, during the period of thirty (30) days after such notice, attempt in good faith to negotiate a mutually satisfactory agreement for the purchase of the Inn. For purposes of this Section 10.02.B., a sale to a third party shall not include any transfer, sale or assignment to a Mortgagee nor to a sale at Foreclosure under a Mortgage. If, after the expiration of thirty (30) days following the date of Owner's notice of its desire to sell or lease the Inn, Owner, Landlord and Manager have not entered into a mutually acceptable agreement for the purchase or lease of the Inn, Owner or Landlord shall be free, subject to the conditions of this Section 10.02, to sell or lease the Inn to a third party provided; (i) the Inn is to be sold or leased in conjunction with other hotels not operated by Manager or its Affiliates, or other hotels operated by Manager or it Affiliates but for which Manager or such Affiliates do not have a right of first negotiation as described in this Section 10.02.B; or (ii) the Inn is sold as a single asset or is sold in conjunction with other hotels operated by Manager or its Affiliates for which Manager or such Affiliates have a right of first negotiation as described in this Section 10.02.B, and the price or rental for the Inn to such third party has not been reduced by more than five percent (5%) of the price or rental which Owner or Landlord offered to sell or rent the Inn to Manager. Notwithstanding the foregoing, any sale or lease shall be subject to the following further conditions:

          1. Owner and Landlord shall deliver a written notice (the "Notice of Proposed Sale") (which Notice of Proposed Sale may be given concurrently with the Notice of Intent to Sell), of the proposed Sale of the Inn to Manager stating: (i) the name of the prospective purchaser or tenant, as the case may be; (ii) the price or rental; and (iii) the terms and conditions of such proposed Sale of the Inn, together with all other information reasonably requested by Manager.

          2. Within thirty (30) days after the date of receipt of such Notice of Proposed Sale from Owner and such other information, if Manager and Landlord or Owner have not entered into a mutually acceptable agreement for the purchase or lease of the Inn, Manager shall elect, by written notice to Owner and Landlord, one of the following two (2) alternatives:

               a. To consent to such Sale of the Inn and to the assignment of this Agreement to such purchaser or tenant, provided that concurrently with the closing thereof, the purchaser or tenant, as the case may be, shall, by appropriate instrument in form satisfactory to Manager, assume all of Owner's obligations under this Agreement. An executed original of such assumption agreement shall be delivered to Manager; or

               b. To not consent to such proposed Sale of the Inn, based upon such Sale of the Inn not being in compliance with Section 10.02.A. above, specifying in reasonable detail the reasons for such decision, in which event such Sale of the Inn shall not be permitted hereunder and it shall be an Event of Default for Owner to proceed with such Sale of the Inn.

     C. If Manager shall fail to elect one of the alternatives set forth in
Section 10.02.B.2. above, within said thirty (30) day period, such failure shall be deemed to constitute an election to consent under Section 10.02.B.2.a. above, and the provisions thereof shall prevail as if Manager had consented in writing thereto. Any proposed Sale of the Inn with respect to which a Notice of Proposed Sale has been delivered by Owner to Manager hereunder must be finalized within one hundred eighty (180) days following the date of Manager's written notice in response to such Notice of Proposed Sale. Failing such finalization, such Notice of Proposed Sale, and any response thereto given by Manager, shall be null and void and all of the provisions of Section 10.02.B. and Section 10.02.C. must again be complied with before Owner or Landlord, as applicable, shall have the right to finalize a Sale of the Inn upon the terms contained in said Notice of Proposed Sale, or otherwise.

     D. If Manager consents (or is deemed to have consented) to the proposed Sale of the Inn, then Manager shall have the option to require (in lieu of receipt of the assumption agreement described in Section 10.02.B.2.a.) that such purchaser or tenant enter into a new management agreement with Manager, which new management agreement will be on all of the terms and conditions of this Agreement except that the Initial Term and Renewal Term(s) of any such new agreement shall consist only of the balance of the Initial Term and Renewal Term(s) remaining under this Agreement at the time of execution of any such new management agreement. Such new management agreement shall be executed by Manager and such new owner at the time of closing of the Sale of the Inn, and a memorandum of such new management agreement shall be executed by the parties and recorded immediately following recording of the deed or memorandum of lease (or assignment) and prior to recordation of any other documents.

     E. Each party hereby represents and warrants to the other that neither such party nor any of its Affiliates is a Specially Designated National or Blocked Person. Owner hereby represents and warrants to Manager that its equity is directly and (if applicable) indirectly owned as shown on Exhibit B. In connection with the possibility of a Sale of the Inn achieved by means of a transfer of the controlling interest in Owner or Landlord, Owner shall, from time to time, within thirty (30) days after written request by Manager, furnish Manager with a list of the names and addresses of the direct and indirect owners of capital stock, partnership interest, or other proprietary interest of Owner and Landlord, provided that Owner and Landlord shall not be required to provide the names and addresses of shareholders of a public company.

     F. It is understood that no Sale of the Inn shall reduce, require any increase or otherwise affect: (i) the current level of Working Capital; (ii) the outstanding balance deposited in the Reserve; (iii) the outstanding balance in any of the Operating Accounts maintained by Manager pursuant to this Agreement; or (iv) Owner's Priority. If, in connection with any Sale of the Inn, the selling Owner intends to withdraw, for its own use, any of the cash deposits described in the preceding sentence, the selling Owner must obtain the contractual obligation of the buying Owner to replenish those deposits (in the identical amounts) simultaneously with such withdrawal. The selling Owner is hereby contractually obligated to Manager to ensure that such replenishment in fact occurs. The obligations described in this Section 10.02.F. shall survive such Sale of the Inn and shall survive Termination.

     G. The terms and provisions of this Agreement shall be binding upon all successors to Owner's and Landlord's interest in the Site and/or the Inn. Each selling Owner shall be obligated to Manager to obtain from each buying Owner an assumption (reasonably satisfactory to Manager) of this Agreement.

     H. To the extent permitted by applicable law, Manager shall have the right (without prejudice to its rights to declare an Event of Default and seek damages or other compensation) to terminate this Agreement, on thirty (30) days' written notice, if title to or possession of the Inn is transferred by judicial or administrative process (including, without limitation, a Foreclosure, or a sale pursuant to an order of a bankruptcy court, or a sale by a court-appointed receiver) to an individual or entity which would not qualify as a permitted transferee under Section 10.02.A., regardless of whether or not such transfer is the voluntary action of the transferring Owner, or whether (under applicable law) the Owner is in fact the transferor.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.01 Right to Make Agreement

     Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provision of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or, require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the Term and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

     11.02 Consents and Cooperation

     Wherever in this Agreement the consent or approval of Owner or Manager is required, such consent or approval shall not be unreasonably withheld, delayed or conditioned, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Owner or Manager fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given (except as otherwise provided in this Agreement). Additionally, Owner agrees to cooperate with Manager by executing such leases, subleases, licenses, concessions, equipment leases, service contracts and other agreements negotiated in good faith by Manager and pertaining to the Inn that, in Manager's reasonable judgment, should be made in the name of the Owner.

     11.03 Relationship

     In the performance of this Agreement, Manager shall act solely as an independent contractor. Neither this Agreement nor any agreements, instruments, documents, or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making Manager a partner, joint venturer with, or agent of, Owner. Owner and Manager agree that neither party will make any contrary assertion, claim or counterclaim in any action, suit, Expert resolution pursuant to Section 11.21, arbitration or other legal proceedings involving Owner and Manager.

     11.04 Applicable Law

     This Agreement shall be construed under and shall be governed by the laws of the State where the Inn is located, without regard to that state's conflict of laws provisions.

     11.05 Recordation

     The terms and provisions of this Agreement shall run with the parcel of land designated as the Site, and with Owner's interest therein, and shall be binding upon all successors to such interest. Simultaneously with the execution of this Agreement, the parties shall execute a recordable "Memorandum of Management Agreement," in the form which is attached hereto as Exhibit C. Such memorandum shall be recorded or registered, at Manager's cost, promptly following the Effective Date in the jurisdiction in which the Inn is located. Upon Termination of this Agreement for any reason other than a default by Owner, Manager shall, at its own expense, promptly record a release of any such memorandum recorded hereunder.

     11.06 Headings

     Headings of articles and sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular articles or sections to which they refer.

     11.07 Notices

     Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified or registered mail (with a copy by first class mail) or Express Mail service, in each case postage prepaid, return receipt requested or by nationally utilized overnight delivery service, addressed to the parties as follows:

          To Owner:       Apple Hospitality Five Management, Inc.
                          c/o Apple REIT Companies
                          10 South Third Street
                          Richmond, Virginia 23219
                          Attn: Samuel F. Reynolds, Director of Acquisitions/
                                   Dispositions & Portfolio Management
                          Attn: General Counsel
                          Phone: (804) 344-8121
                          Fax: (804) 344-8129

          To Manager:     Residence Inn by Marriott, Inc.
                          c/o Marriott International, Inc.
                          10400 Fernwood Road
                          Bethesda, Maryland 20817
                          Attn: Department 52/923-Lodging Operations
                          Phone: (301) 380-9555
                          Fax: (301) 380-6727
          with copy to:   Residence Inn by Marriott, Inc.
                          c/o Marriott International, Inc.
                          10400 Fernwood Road
                          Bethesda, Maryland 20817
                          Attn: Dept. 51/911.95 - Global Asset Management
                          Phone: (301) 380-1380
                          Fax: (301) 380-4700

or at such other address as is from time to time designated by the party receiving the notice. Any such notice that is mailed in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by nationally utilized overnight delivery service on the business day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission.

     11.08 Environmental Matters

     A. Except as otherwise disclosed in that certain Phase I Environmental Site Assessment Report dated February 25, 2000 prepared for Manager by Secor International Incorporated, Owner hereby represents and warrants to Manager that, to Owner's actual knowledge, as of the Effective Date, there are no Hazardous Materials (as defined below) on any portion of the Site or the Inn, nor have any Hazardous Materials been released or discharged on any portion of the Site or the Inn. In addition, Owner hereby represents and warrants that it has previously delivered to Manager copies of all reports concerning environmental conditions which have been received by Owner or any of its Affiliates. In the event of the discovery of Hazardous Materials on any portion of the Site or in the Inn during the Term, Owner shall promptly remove such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with (1) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; (2) the regulations promulgated thereunder, from time to time; (3) all federal, state and local laws, rules and regulations (now or hereafter in effect) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials; and (4) the regulations promulgated thereunder, from time to time (collectively referred to as "Environmental Laws"). Owner shall indemnify, defend and hold Manager harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of Litigation) to the extent arising from the presence of Hazardous Materials on the Site or in the Inn; and this obligation of Owner shall survive Termination. "Hazardous Materials" shall mean and include any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," "petroleum," "pollutant," "contaminant," "polychlorinated biphenyls," "lead or lead-based paint" or "asbestos" as such terms are defined in any applicable Environmental Law in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a significant risk of harm to guests, invitees or employees of the Inn.

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

     B. All costs and expenses of the aforesaid removal of Hazardous Materials from the Site or the Inn, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Manager pursuant to the indemnity set forth in
Section 11.08.A. (collectively, the "Environmental Costs"), shall be paid by Owner from its own funds, and not from Gross Revenues or from the Reserve. If the Environmental Costs exceed the combined Operating Profit for the two full Fiscal Years immediately preceding the Fiscal Year(s) in which such Environmental Costs are incurred, Owner shall provide written notice to Manager thereof, and Manager shall have thirty (30) days from receipt of such notice to elect by written notice to Owner to either (i) terminate this Agreement in which event this Agreement shall terminate on the date that is sixty (60) days after Owner's receipt of such written te'mination notice from Manager; or (ii) increase Owner's Priority by an amount equal to twelve percent (12%) of such Environmental Costs. If Manager does not provide notice of its election to Owner, Manager shall be deemed to have elected to increase Owner's Priority in accordance wit' Section 11.08.B(ii). If Manager elects, or is deemed to have elected, to increase Owner's Priority in accordance with Section 11.08.B(ii), such increase shall be effective upon (and to the extent of) the payment of such Environmental Costs. Notwithstanding anything to the contrary in this Agreement, Environmental Costs shall not be added to Owner's Priority for purposes of calculating the Performance Termination Threshold. Any dispute with respect to such Environmental Costs shall be referred to the Expert as provided in Section 11.21.

     11.09 Confidentiality

     Owner and Manager agree that the terms of this Agreement are strictly confidential and will use their reasonable efforts to ensure that such matters and information are not disclosed to any outside person or entities without the prior written consent of the other party, except (1) as required by any law, rule, regulation or judicial process, or by any regulatory or supervisory authority having jurisdiction over the parties or their Affiliates or, (2) to the extent necessary, (i) to obtain licenses, permits and other public approvals, (ii) in connection with a financing of the Inn, Owner, Landlord or any Affiliate thereof, (iii) in connection with a Sale of the Inn or other sale of Owner, Landlord or any Affiliate thereof or its or their corporate assets,
(iv) in connection with a financing or sale of Manager, Marriott, or any Affiliate thereof or its or their corporate assets, or (v) subject to the provisions of Section 4.02, in connection with an audit or other investigation conducted pursuant to this Agreement. Notwithstanding the foregoing or anything to the contrary set forth herein, the terms of this Agreement shall not be deemed confidential to the extent: (a) such information becomes generally available to the public other than as a result of unauthorized disclosure by the recipient or persons to whom such recipient has made the information available;
(b) the recipient can demonstrate that such information was received by such recipient on a non-confidential basis, prior to receipt from the other party, from a third party lawfully possessing and lawfully entitled to disclose such information; (c) such confidential information consists of aggregated historical financial information for the inns in Owner's portfolio; and (d) the party seeking to disclose such confidential information can demonstrate to the reasonable satisfaction of the other party that the information sought to be disclosed is customarily disclosed by at least 80% of all hotel owners directly or indirectly owning hotels in the United States.

     11.10 Projections

     Owner acknowledges that any written or oral projections, pro formas, or other similar information that has been (prior to execution of this Agreement) or will (during the Term) be provided by Manager or Marriott (or any Affiliate of either) to Owner is for information purposes only, and that Manager, Marriott, and any such Affiliate do not guarantee that the Inn will achieve the results set forth in any such projections, pro formas, or other similar information. Owner further acknowledges that any such projections, pro formas, or other similar information are based on assumptions and estimates, unanticipated events may occur subsequent to the date of preparation of such projections, pro formas, and other similar information, and the actual results achieved by the Inn are likely to vary from the estimates contained in any such projections, pro formas, or other similar information and such variations might be material.

     11.11 Actions to be Taken Upon Termination

     Upon a Termination, the following shall be applicable:

     A. Manager shall, within ninety (90) days after Termination, prepare and deliver to Owner a final accounting statement with respect to the Inn, as more particularly described in Section 4.01 hereof, along with a statement of any sums due from Owner to Manager pursuant hereto, dated as of the date of Termination. Within thirty (30) days of the receipt by Owner of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of a Default by either party, in which case the defaulting party shall pay such cost. Manager and Owner acknowledge that there may be certain adjustments for which the information will not be available at the time of the final accounting and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that all accounts shall be deemed final two (2) years after Termination.

     B. Manager shall release and transfer to Owner any of Owner's funds which are held or controlled by Manager with respect to the Inn with the exception of funds to be held in accordance with Section 6.04.B. and Section 11.11.G. and otherwise in accordance herewith.

     C. Manager shall make available to Owner such books and records respecting the Inn (including those from prior years, subject to Manager's reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Inn for the year in which the Termination occurs and for any subsequent year.

     D. Manager shall (to the extent permitted by law) assign to Owner or to the new manager all operating licenses and permits for the Inn which have been issued in Manager's name (including liquor and restaurant licenses, if any); provided that if Manager has expended any of its own funds in the acquisition of any of such licenses or permits, Owner shall reimburse Manager therefor if it has not done s [ ] hereforey.

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

     E. Manager shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then Iook value, aIy items of the Inn's InveItories and Fixed Asset Supplies as may be marked with any Marriott Trademarks. Upon Termination, all use of or right to use the Marriott Trademarks at or in connection with the Inn shall cease forthwith, and Owner shall (i) immediately, as of the date of such Termination, place coverings over any signs or similar identification which contain any of the Marriott Trademarks, or shall otherwise render such signs or other similar identification not visible to the public; (ii) remove any such signs or similar identification from the Inn by no later than ten (10) days after the date of Termination; and (iii) no later than ten (10) days after the date of such Termination, remove from the Inn all Fixed Asset Supplies, Inventories and other items bearing any Marriott Trademark or remove all Marriott Trademarks from such items. If Owner has not removed such signs or other items bearing Marriott Trademarks within ten (10) days after Termination, Manager shall have the right to do so at Owner's expense; and if Owner fails to reimburse Manager for such expense within ten (10) days after receipt of written notice thereof from Manager to Owner, then Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw the amount of such expenses from the Operating Accounts, the Reserve, or any other funds of Owner held by or under the control of Manager. Manager shall have the right to seek injunctive or other relief in a court of competent jurisdiction to enforce the foregoing provisions, and if such enforcement shall be necessary, Owner shall bear all of Manager's costs of such enforcement, including attorneys' fees.

     F. All Software used at the Inn which is owned by any of the Marriott Companies (or any Affiliates thereof) or the licensor of any of them is proprietary to such Marriott Company (or such Affiliate) or the licensor of any of them, and shall in all events remain the exclusive property of such Marriott Company (or such Affiliate) or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Owner the right to use any of such Software. Manager shall have the right to remove from the Inn without compensation to Owner any Software (including upgrades and replacements). Furthermore, upon Termination, notwithstanding Section 5.04 hereof, Manager shall be entitled to remove from the Inn any computer equipment which is: (i) owned by a party other than Owner (without reimbursement to Owner); or (ii) owned by Owner, but utilized as part of a centralized reservation or property management system (with reimbursement to Owner of all previous expenditures made by Owner with respect to such equipment, subject to a reasonable allowance for depreciation). Manager shall provide Owner hard copies (or to the extent technologically feasible, the electronic transfer) of guest information contained on such Software, sufficient to allow Owner to service existing guests of the Inn as of the Termination date and bookings (including group and transient business) on dates following the Termination of this Agreement.

     G. If this Agreement is terminated for any reason, other than a Termination by reason of an Event of Default of Manager hereunder, a reasonable reserve shall be established from Gross Revenues to reimburse Manager for all costs and expenses incurred by Manager in terminating its employees at the Inn, such as severance pay, unemployment compensation, employment relocation, and other employee liability costs arising out of the termination of employment of Manager's employees at the Inn. If Gross Revenues are insufficient to meet the requirements of such reserve, then Owner shall deliver to Manager, within ten
(10) days after receipt of Manager's written request therefor, the sums necessary [ ] hereforelish such reserve; and if Owner fails to timely deliver such sums to Manager, Manager shall have the right (without affecting Manager's other remedies under this Agreement) to withdraw the amount of such expenses from the Operating Accounts, the Reserve, or any other funds of Owner held by or under the control of Manager.

     H. Other than in connection with a Termination by reason of an Event of Default of Manager hereunder, Owner shall cause the entity which shall succeed Manager as the operator of the Inn to hire a sufficient number of the employees at the Inn to avoid the occurrence, in connection with such Termination, of a "closing" under the WARN Act.

     I. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Section 4.05 and Section 6.04.B.

     J. Manager shall peacefully vacate and surrender the Inn to Owner.

     The provisions of this Section 11.11 shall survive Termination.

     11.12 Trademarks and Intellectual Property

     A. During the Term, the Inn shall be known as a "Residence Inn by Marriott" or a "Marriott Residence Inn," with such alternative identification determined by Manager from time to time as may be necessary to provide local or specific geographic definition to the name of the Inn. However, if the name of the Residence Inn by Marriott system of hotels is changed, Manager will have the right to change the name of the Inn to conform thereto.

     B. Owner acknowledges that Manager and its Affiliates are the sole and exclusive owners of all rights, title and interest to the Marriott Trademarks, which shall in all events remain the exclusive property of Manager (or one of its Affiliates). All use of the Marriott Trademarks at or in connection with the Inn, or as otherwise contemplated by this Agreement, shall be made solely by and inure solely to the benefit of Manager and its Affiliates. Nothing in this Agreement shall be construed to grant Owner any right of ownership in or right to use or license others to use the Marriott Trademarks. Except for disclosure to the extent required by applicable Legal Requirements, Owner may not use the Marriott Trademarks without the prior written consent of Manager, which may be withheld in Manager's sole and absolute discretion, in any manner whatsoever, including, without limitation, the following:

          1. No reference to Manager, any Affiliate of Manager, or any Marriott Trademark will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Prospectus"), issued by Owner or by one of Owner's Affiliates or by one or more Mortgagees, which is designed to interest potential investors in debt or equity securities related to the Inn, unless Manager has given its prior written approval to each such reference, which Manager may withhold in its sole and absolute discretion. However, regardless of whether Manager has approved all such references, neither Manager nor any Affiliate of Manager will be deemed a sponsor of the offering described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Owner shall indemnify, defend and hold Manager harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of Litigation) arising out of any Prospectus or the offering described therein.

          2. No reference to Manager, any Affiliate of Manager, or any Marriott Trademark will be made in any material prepared for the purpose of a Sale of the Inn, unless Manager has given its prior written approval to each such reference.

          3. No Trade Name adopted by Owner or its Affiliates may include any Marriott Trademark or a term that is confusingly similar to a Marriott Trademark. Owner shall not apply for registration of any Marriott Trademark in any jurisdiction.

     C. All right, title and interest (including copyright and patent rights) to Intellectual Property shall at all times be the exclusive property of Manager (or any other Marriott Company). Neither Manager nor any other Marriott Company shall be restricted in disclosing or using any Intellectual Property directly or indirectly by this Agreement, and Manager shall have the right to use it for any purpose. Owner shall not have any rights to any Intellectual Property, shall treat as confidential any Intellectual Property in its possession, and shall not disclose to any third party any Intellectual Property or use any Intellectual Property for any purpose whatsoever. Upon Termination, all Intellectual Property sIall be removed from the Inn by Manager, without compensation to Owner, subject to the provisions of Section 11.11.E. regarding Marriott Trademarks.

     D. Manager and/or its Affiliates shall be entitled, in case of any breach by Owner of any of the covenants of this Section 11.12, to injunctive relief and to any other right or remedy available at law or in equity.

     E. The provisions of this Section 11.12 shall survive Termination.

     11.13 Waiver

     The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy contained in this Agreement, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

     11.14 Partial Invalidity

     If any portion of any term or provision of this Agreement, or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     11.15 Survival

     Except as otherwise specifically provided in this Agreement, the rights and obligations of the parties herein shall not survive any Termination.

     11.16 Negotiation of Agreement

     Owner and Manager are both business entities having substantial experience with the subject matter of this Agreement, and each has fully participated in the negotiation and drafting of this Agreement. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the draftsman. No inferences shall be drawn from the fact that the final, duly executed Agreement differs in any respect from any previous draft hereof.

     11.17 Intentionally Deleted

     11.18 Estoppel Certificates

     Each party to this Agreement shall at any time and from time to time, upon not less than fifteen (15) days' prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); and (b) stating to the best knowledge of the certifying party
(i) whether or not there is a continuing Default or Event of Default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, (ii) whether or not there shall have occurred any event which, with the giving of notice or passage of time or both, would become a Default or Event of Default, and, if so, specifying each such Default or Event of Default or occurrence of which the certifying party may have knowledge; (iii) the amount, if any, of the Additional Capital Investment; (iv) the amount, if any, of any past due fees or other past due amounts owed to Manager; and (v) whether or not there are any past due and unpaid obligations with respect to the Inn, other than in the ordinary course of business. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid. In addition, upon written request after a Termination, each party agrees to execute and deliver to the non-certifying party and to any such third party a statement certifying that this Agreement has been terminated.

     11.19 Affiliates

     Manager shall be entitled to contract with companies that are Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a

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

company an Affiliate) to provide goods and/or serIices to the Inn; provIded that the prices and/or terms for such goods and/or services are competitive. Additionally, Manager may contract for the purchase of goods and services for the Inn with third parties that have other contractual relationships with Manager, Marriott and their Affiliates, so long as the prices and terms are competitive. In determining, pursuant to the foregoing, whether such prices and/or terms are competitive, they will be compared to the prices and/or terms which would be available to Owner from reputable and qualified parties for goods and/or services of similar quality, and the goods and/or services which are being purchased shall be grouped in reasonable categories, rather than being compared item by item. Any dispute as to whether prices and/or terms are competitive shall be referred to the Expert as provided in Section 11.21. The prices paid may include overhead and the allowance of a reasonable return to Manager's Affiliates (or companies in which Manager has an ownership interest if such interest is not sufficient to make such a company an Affiliate). Owner acknowledges and agrees that, with respect to any purchases of goods or services pursuant to this Section 11.19 and subject to the foregoing qualification that prices and/or terms are competitive, Manager's Affiliates may retain for their own benefit any allowances, credits, rebates, commissions and discounts received with respect to any such purchases.

     11.20 Competing Facilities

     A. Neither Manager nor any of its Affiliates shall open for business, or permit any other person to open for business, any Restricted Hotel within the Restricted Area during the period from the Effective Date to the fifth (5th) anniversary of the Effective Date.

     B. Except as set forth in Section 11.20.A, neither this Agreement nor anything implied by the relationship between Manager and Owner shall prohibit any of the Marriott Companies from constructing, operating, promoting, and/or authorizing others to construct, operate, or promote one or more Marriott Hotels, Marriott Resorts, Marriott Suites Hotels, RITZ-CARLTON Hotels, Bvlgari Hotels, Renaissance Hotels, Renaissance Suites, Conference Centers by Marriott, Residence Inn by Marriott Hotels, Courtyard by Marriott Hotels, Fairfield Inns, Fairfield Suites, Marriott Vacation Club International, TownePlace Suites by Marriott, SpringHill Suites by Marriott, or any other lodging concepts, time-share facilities, restaurants, or other business operations of any type, at any location, including a location proximate to the Site. Owner acknowledges, accepts and agrees further that the Marriott Companies retain the right, from time to time, to construct or operate, or both, or promote or acquire, or authorize or otherwise license others to construct or operate, or both, or promote or acquire any hotels, lodging concepts or products, restaurants or other business operations of any type whatsoever, including, but not by way of limitation, those listed above, at any location including one or more sites which may be adjacent, adjoining or proximate to the Site, which business operations may be in direct competition with the Inn and that any such exercise may adversely affect the operation of the Inn.

     11.21 Expert Decisions

     Where this Agreement calls for a matter to be referred to an Expert for determination, the following provisions shall apply:

     A. The use of the Expert shall be the exclusive remedy of the parties and neither party shall attempt to adjudicate any dispute in any other forum. The decision of the Expert shall be final and binding on the parties and shall not be capable of challenge, whether by arbitration, in court or otherwise;

     B. Each party shall be entitled to make written submissions to the Expert, and if a party makes any submission it shall also provide a copy to the other party and the other party shall have the right to comment on such submission. The parties shall make available to the Expert all books and records relating to the issue in dispute and shall render to the Expert any assistance requested of the parties. The costs of the Expert and the proceedings shall be borne as directed by the Expert unless otherwise provided for herein. The Expert may direct that such costs be treated as Deductions;

     C. The Expert shall make its decision with respect to the matter referred for determination by applying the standards applicable to first-class hotels in accordance with the System Standards (including compliance with the requirements of any quality assurance program) and determining whether the matter at issue is necessary to satisfy such standards; and

     D. The terms of engagement of the Expert shall include an obligation on the part of the Expert to: (i) notify the parties in writing of his decision within forty-five (45) days from the date on which the Expert has been selected (or such other period as the parties may agree or as set forth herein); and (ii) establish a timetable for the making of submissions and replies.

     11.22 Restrictions on Operating the Inn in Accordance with System Standards

     In the event of either (i) a Legal Requirement, including an order, judgment or directive by a court or administrative body which is issued in connection with any Litigation involving Owner, or (ii) any action taken by a Mortgagee in connection with a Foreclosure, which in either case restricts or prevents Manager, in a material and adverse manner, from operating the Inn in accordance with System Standards (including without limitation, any restrictions on expenditures by Manager from the Operating Accounts or from the Reserve, other than restrictions which are set forth in this Agreement), Manager shall be entitled, at its option, to terminate this Agreement upon sixty (60) days' written notice to Owner. The foregoing shall not reduce or otherwise affect the rights of the parties under Article IX.

     11.23 Waiver of Jury Trial and Consequential and Punitive Damages

     Owner and Manager each hereby absolutely, irrevocably and unconditionally waive trial by jury and the right to claim or receive consequential, incidental, special or punitive damages in any litigation, action, claim, suit or proceeding, at law or in equity, arising out of, pertaining to or in any way associated with the covenants, undertakings, representations or warranties set forth herein, the relationships of the parties hereto, whether as "Owner" or "Manager" or otherwise, this Agreement or any other agreement, instrument or document entered into in connection herewith, or any actions or omissions in connection with any of the foregoing.

     11.24 Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Such executed counterparts may be delivered by facsimile which, upon transmission to the other party, shall have the same force and effect as delivery of the original signed counterpart. The submission of an unsigned copy of this Agreement or an electronic instrument with or without electronic signature to either party shall not constitute an offer or acceptance. This Agreement shall become effective and binding only upon execution and delivery of this Agreement in non-electronic form by both parties in accordance with this
Section 11.24.

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

     11.25 Extraordinary Events

     If either O"ner's or "a"ager's failure to co'form to, kee', perform, fulfill, or satisfy any representation, warranty, covenant, undertaking, obligation, standard, test, or condition set forth in this Agreement, other than an obligation to make monetary payments or provide monetary funding, is caused in whole or in part by one or more Extraordinary Events, such failure shall not constitute an Event of Default or Default under this Agreement, and such failure shall be excused for as long as the failure is caused in whole or in part by such Extraordinary Event(s). In order to have any such failure excused pursuant to this Section, the party claiming that an Extraordinary Event caused such failure must notify the other party in writing within ninety (90) days after the Extraordinary Event first begins to affect its performance.

     11.26 Entire Agreement

     This Agreement, together with any other writings signed by the parties expressly stated to be supplemental hereto (including, without limitation, the Owner Agreement) and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a written non-electronic instrument that has been duly executed by the non-electronic (which shall not be deemed to exclude facsimile) signature of an authorized representative of the parties hereto.

                                   ARTICLE XII

                               DEFINITION OF TERMS

     12.01 Definition of Terms

     The following terms when used in this Agreement shall have the meanings indicated:

     "Accounting Period" shall mean the four (4) week accounting periods having the same beginning and ending dates as Manager's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Manager's accounting system to the calendar.

     "Accounting Period Statement" shall have the meaning ascribed to it in
Section 4.01.A.

     "Additional Capital Investment" shall mean, as of any given point in time, the total amount of Capital Expenditures funded by Owner pursuant to Section 5.03, through such point in time.

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, of the power: (i) to vote more than fifty percent (50%) of the voting stock of such Person; or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

     "Agreement" shall mean this Management Agreement between Owner and Manager, including the exhibits attached hereto.

     "Annual Operating Projection" shall have the meaning ascribed to it in
Section 4.04.

     "Annual Operating Statement" shall have the meaning set forth in Section 4.01.B.

     "Available Cash Flow" shall mean an amount, with respect to each Fiscal Year or portion thereof during the Term, equal to the excess, if any, of the Operating Profit over the Owner's Priority.

     "Base Management Fee" shall mean an amount payable to Manager as a Deduction from Gross Revenues for Central Office Services, System Services and Chain Services (except as provided in the definition of Chain Services), pursuant to Section 3.01 and Section 4.01. The Base Management Fee shall be calculated as follows: (i) five percent (5%) of Gross Revenues for the period beginning on the Effective Date through the 13th full Accounting Period; (ii) six percent (6%) of Gross Revenues beginning with the 14th Accounting Period through the 26th full Accounting Period; and (iii) seven percent (7%) of Gross Revenues beginning on the 27th Accounting Period and continuing thereafter. Notwithstanding the foregoing, beginning on the Effective Date through the 65th full Accounting Period of this Agreement, Manager shall subordinate and waive a portion of its annual Base Fee, not to exceed two percent (2%) of Gross Revenues in any Fiscal Year, to a ten percent (10%) non-cumulative annual return (pro-rated for any partial Fiscal Year) on the sum of the (i) Initial Investment and (ii) the cost of any Capital Expenditures funded by Owner pursuant to
Section 5.03.

     "Building Estimate" shall have the meaning ascribed to it in Section
5.03.A.

     "Buildings" shall have the meaning ascribed to it in Section A of the Recitals.

     "Capital Expenditure(s)" shall mean the costs necessary for non-routine, major repairs, alterations, improvements, renewals, replacements, and additions to the Inn including, without limitation, to the structure, the exterior facade and all of the mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation elements of the Inn building, together with all other expenditures which are classified as "capital expenditures" under generally-accepted accounting principles. Capital Expenditures shall not include Routine Capital Expenditures.

     "Capitalization Multiple" shall mean the number ten (10).

     "CC&R's" shall have the meaning ascribed to it in Section 8.04.A.

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     "Central Office Services" shall have the meaning ascribed to it in Section
1.03.B.

     "Chain Services" shall have the meaning ascribed to it in Section 1.03; provided, however, that the Base Management Fee is intended to cover only the services currently listed (as of the Effective Date) in clause (i) and clause
(ii) of the definition of Chain Services in Section 1.03. Accordingly, if there are expenditures that were originally treated as Deductions but that are later determined to be more properly treated as Chain Services or if additional central or regional services are (after the Effective Date) furnished for the benefit of inns in the "Residence Inn by Marriott" System, the Inn's allocable share of such expenditures shall be treated as Deductions (over and above the Deductions listed in paragraph 7 and paragraph 8 of the definition of Deductions) and shall not be covered by the Base Management Fee. Conversely, if there are expenditures that were (as of the Effective Date) listed in clause (i) or clause (ii) of the definition of Chain Services and included in Chain Services (as of the Effective Date) but that are later determined to be more properly furnished at the Inn instead of on a central or regional basis, such expenditures shall not later be treated as Deductions (over and above the Deductions listed in paragraph 7 and paragraph 8 of the definition of Deductions) but shall continue to be covered by the Base Management Fee.

     "Competitive Set" shall mean the group of hotels which are closest in geographical distance from the Inn and which are generally within the same hotel market segment as the Inn. As of the Effective Date, the parties agree that the Competitive Set shall consist of: Embassy Suites Piscataway Somerset, Summerfield By Wyndham Somerset, Sierra Suites Piscataway, Candlewood Hotel Somerset, and Courtyard By Marriott Somerset. If any of such hotels, subsequent to the Effective Date, either changes its chain affiliation or ceases to operate or otherwise ceases to reflect the general criteria set forth in the first sentence of this definition, Owner and Manager agree to mutually, reasonably and in good faith, discuss appropriate changes to the foregoing list of the hotels that shall comprise the Competitive Set. Disputes regarding such changes to the Competitive Set will be resolved by the Expert in accordance with the provisions of Section 11.21.

     "Coverage Ratio" shall mean the number one and four tenths (1.4).

     "Cure Payment" shall have the meaning set forth in Section 2.02.B.

     "Deductions" shall have the meaning ascribed to it in the definition of Operating Profit.

     "Default" shall have the meaning ascribed to it in Section 9.01.

     "Effective Date" shall have the meaning ascribed to it in the Preamble.

     "Environmental Laws" shall have the meaning ascribed to it in Section 11.08.A.

     "Event of Default" shall have the meaning ascribed to it in Section 9.01.

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

     "Expert" shall mean an independent, nationally recognized hotel consulting firm or individual who is qualified to resolve the issue in question, and who is appointed in each instance by agreement of the parties or, failing agreement, each party shall select one (1) such nationally recognized consulting firm or individual and the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. Each party agrees that it shall not appoint an individual as an Expert hereunder if the individual is, as of the date of appointment or within six (6) months prior to such date, employed by such party or its Affiliates, either directly or as a consultant, in connection with any other matter. In the event that either party calls for an Expert determination pursuant to the terms hereof, the parties shall have ten (10) days from the date of such request to agree upon an Expert and, if they fail to agree, each party shall have an additional ten (10) days to make its respective selection of a firm or individual, and within ten (10) days of such respective selections, the two (2) respective firms and/or individuals so selected shall select another such nationally recognized consulting firm or individual to be the Expert. If either party fails to make its respective selection of a firm or individual within the ten (10) day period provided for above, then the other party's selection shall be the Expert. Also, if the two (2) respective firms and/or individuals so selected shall fail to select a third nationally recognized consulting firm or individual to be the Expert, then such Expert shall be appointed by the American Arbitration Association and shall be a qualified person having at least ten (10) years recent professional experience as to the subject matter in question.

     "Extraordinary Event" shall mean any of the following events, regardless of where it occurs or its duration: acts of nature without the interference of any human agency (including hurricanes, typhoons, tornadoes, cyclones, other severe storms, winds, lightning, floods, earthquakes, volcanic eruptions, fires, explosions, disease, or epidemics); fires and explosions caused wholly or in part by human agency; acts of war or armed conflict; riots or other civil commotion; terrorism (including hijacking, sabotage, chemical or biological attack, bombing, murder, assault and kidnapping), or the threat thereof; strikes or similar labor disturbances; shortage of critical materials or supplies; action or inaction of governmental authorities having jurisdiction over the Inn (including the imposition of restrictions on room rates or wages or other material aspects of operation, or the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is to be excused for reasons of the Extraordinary Event); and any other events beyond the reasonable control of Owner or Management Company, excluding, however, general economic and/or market conditions not caused by any of the events described herein.

     "FF&E" shall mean furniture, furnishings, fixtures, soft goods, case goods, signage, audio-visual equipment, kitchen appliances, vehicles, carpeting and equipment, including front desk and back-of-the house computer equipment, but shall not include Fixed Asset Supplies or Software.

     "FF&E Lease" means a lease of any FF&E, which lease is properly capitalized for financial accounting purposes.

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

     "Fiscal Year" shall mean Manager's Fiscal Year which as of the Effective Date ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Effective Date and the commencement of the first full Fiscal Year shall constitute a separate Fiscal Year. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall also constitute a separate Fiscal Year. If Manager's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce the distributions of Operating Profit or other payments due hereunder.

     "Fixed Asset Supplies" shall mean items included within "Property and Equipment" under the Uniform System of Accounts including, but not limited to, linen, china, glassware, tableware, uniforms, and similar items, whether used in connection with public space or Guest Rooms.

     "Foreclosure" shall mean any exercise of the remedies available to a Mortgagee, upon a default under the Mortgage held by such Mortgagee, which results in a transfer of title to or possession of the Inn. The term "Foreclosure" shall include, without limitation, any one or more of the following events, if they occur in connection with a default under a Mortgage:
(i) a transfer by judicial foreclosure; (ii) a transfer by deed in lieu of foreclosure; (iii) the appointment by a court of a receiver to assume possession of the Inn; (iv) a transfer of either ownership or control of the Owner, by exercise of a stock pledge or otherwise; (v) if title to the Inn is held by a tenant under a ground lease, an assignment of the tenant's interest in such ground lease; or (vi) any similar judicial or non-judicial exercise of the remedies held by the Mortgagee resulting in actual ownership or control of the Inn by such Mortgagee or its designee.

     "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Owner and reasonably satisfactory to Manager (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Any dispute regarding the selection of the Substitute Index or the adjustments to be made thereto shall be settled by the Expert in accordance with Section 11.21. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator," or similar terminology, such adjustment shall be equal to the percentage increase or decrease in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Effective Date occurred.

     "Gross Revenues" shall mean all revenues and receipts of every kind derived from operating the Inn and all departments and parts thereof, including, but not limited to: income

(from both cash and credit transactions) from rental of Guest Rooms, telephone charges, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; income from parking; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of the Inn; federal, state or municipal excise, sales or use taxes or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; proceeds from the sale of FF & E; interest received or accrued with respect to the funds in the Reserve or the other operating accounts of the Inn; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); or any proceeds from any Sale of the Inn or from the refinancing of any debt encumbering the Inn.

     "Guest Profile Data" shall mean personal guest profiles and information regarding guest preferences, including, without limitation, any information derived from or contained in any frequent traveler program.

     "Guest Room" shall mean a separately-keyed lodging unit in the Inn.

     "Guest Room Revenues" shall mean the portion of Gross Revenues of the Inn which is attributed to the rental of Guest Rooms.

     "Hazardous Materials" shall have the meaning ascribed to it in Section 11.08.A.

     "Hotel Lease" shall have the meaning ascribed to it in Section B of the Recitals.

     "Impositions" shall have the meaning ascribed to it in Section 4.07.

     "Incentive Management Fee" shall mean an amount payable to Manager, pursuant to Section 3.01 and Section 4.01, that is equal to twenty-five percent (25%) of Available Cash Flow in any Fiscal Year (or portion thereof).

     "Initial Investment" shall mean Fourteen Million Seven Hundred Fourteen Thousand Ninety One Dollars ($14,714,091).

     "Initial Term" shall have the meaning ascribed to it in Section 2.01.

     "Inn" shall mean the Site together with the Buildings and all other improvements constructed or to be constructed on the Site pursuant to this Agreement, all FF&E and Fixed Asset Supplies installed or located on the Site or in the Buildings, and all easements or other appurtenant rights thereto.

     "Institutional Lender" shall mean a foreign or domestic commercial bank, trust company, savings bank, savings and loan association, life insurance company, real estate investment trust, pension trust, pension plan or pension fund, a public or privately-held fund engaged in real estate and/or corporate lending, or any other financial institution or financial services company then commonly known as an institutional lender (or any Affiliate thereof,) having a minimum paid up capital or minimum net worth (or net assets in the case of a pension fund) of One Hundred Million Dollars ($100,000,000); provided, however, such lender shall be deemed to have satisfied this criteria if an Affiliate of such lender satisfies such criteria.

     "Insurance Retention" shall have the meaning ascribed to it in Section 6.04.C.

     "Intellectual Property" shall mean: (i) all Software, including the data and information processed or stored thereby; (ii) all manuals, brochures, directives, policies, programs and other information issued by Manager to its employees at the Inn or otherwise used in the operation of the Inn or any other hotel in the Residence Inn by Marriott system of hotels; (iii) customer information, customer lists and Guest Profile Data; (iv) all Marriott Trademarks; and (v) all Marriott (or other Marriott Company) trade secrets, confidential information and all other information, materials, and copyrightable or patentable subject matter developed, acquired, licensed or used by any Marriott Company in the operation of the Inn or in any other hotel in the Residence Inn by Marriott System of hotels, including, without limitation, materials relating to sales and marketing programs, revenue management programs, brand and pricing strategies, business and technology plans, and research and development reports. The foregoing shall apply regardless of the form or medium involved (e.g., paper, electronic, tape, tangible or intangible).

     "Inventories" shall mean "Inventories" as defined in the Uniform System of Accounts, such as, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

     "Landlord" shall have the meaning ascribed to it in Section A of the Recitals.

     "Legal Requirement(s)" shall mean any federal, state or local law, code, rule, ordinance, regulation or order of any governmental authority or agency having jurisdiction over the business or operation of the Inn or the matters which are the subject of this Agreement, including, without limitation, the following: (i) any building, zoning or use laws, ordinances, regulations or orders; and (ii) Environmental Laws.

     "Litigation" shall mean: (i) any cause of action (including, without limitation, bankruptcy or other debtor/creditor proceedings) commenced in a federal, state or local court; or (ii) any claim brought before an administrative agency or body (for example, without limitation, employment discrimination claims).

     "Manager" shall have the meaning ascribed to it in the Preamble hereto or shall mean any successor or permitted assign, as applicable.

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

     "Marketing Fund" shall mean that certain fund (or any successor to such fund) maintained by Manager or one of its Affiliates, in its capacity as franchisor of the System, to pay for the following System costs: all costs associated with developing, preparing, producing, directing, administering, conducting, maintaining and disseminating advertising, marketing, promotional and public relations materials, programs, campaigns, sales and marketing seminars and training programs, and similar activities of every kind and nature, including the Residence Inn directory; conducting market research; and paying the central operational costs of the Residence Inn reservation system; provided, however, that any costs described in this definition of Marketing Fund may, at the option of the Manager and any association which may be formed by the Residence Inn by Marriott franchisees, be charged directly to each inn in the System on the basis of actual use by or benefit to each inn and, in such event, shall become Deductions. Owner shall contribute to the Marketing Fund. As of the Effective Date, the current system-wide charge is two and one-half percent (2.5%) of Guest Room Revenues, but is subject to change on an annual basis; provided, however, the system-wide charge shall not be increased without a majority vote by members of The Residence Inn Association or its successor in favor of such increase.

     "Marriott" shall mean Marriott International, Inc., a Delaware corporation, and its successors and assigns.

     "Marriott Company(ies)" shall mean Manager, Marriott, and any Affiliate of Manager or Marriott.

     "Marriott Trademark" shall mean (i) the name and mark "Marriott"; (ii) the federally registered "M" logo; (iii) the name and mark "Residence Inn"; and (iv) any word, name, device, symbol, logo, slogan, design, brand, service mark, Trade Name, other distinctive feature or any combination of the foregoing, whether registered or unregistered, and whether or not such term contains the "Marriott" and/or "Residence Inn" mark, that is used in connection with the Inn or by reason of extent of usage is associated with hotels in the Residence Inn by Marriott and/or Marriott system of hotels.

     "Mortgage(s)" shall mean any mortgage, deed of trust, or security document encumbering the Inn and/or the Site.

     "Mortgagee" shall mean the holder of any Mortgage encumbering the Inn or the Site.

     "Notice of Intent to Sell" shall have the meaning set forth in Section 10.02.B.

     "Notice of Proposed Sale" shall have the meaning set forth in Section 10.02.B.

     "Operating Accounts" shall have the meaning set forth in Section 4.03.A.

     "Operating Loss" shall mean a negative Operating Profit.

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

     "Operating Profit" shall mean the excess of Gross Revenues over the following deductions ("Deductions") incurred by Manager, on behalf of Owner, in operating the Inn:

          1. the cost of sales, including, without limitation, compensation, fringe benefits, payroll taxes and other costs related to Inn employees (the foregoing costs shall not include salaries and other employee costs of executive personnel of Manager who do not work at the Inn on a regular basis; except that Ihe foregoing cIsts shall include the equitably allocable portion of the salary and other employee costs of any general manager or other supervisory personnel assigned to a "cluster" of hotels which includes the Inn);

          2. departmental expenses incurred at departments within the Inn; administrative and general expenses; the cost of marketing incurred by the Inn; advertising and business promotion incurred by the Inn; heat, light, and power; computer line charges; and routine repairs, maintenance and minor alterations treated as Deductions under Section 5.01;

          3. the cost of Inventories and Fixed Asset Supplies consumed in the operation of the Inn;

          4. a reasonable reserve for uncollectible accounts receivable as reasonably determined by Manager;

          5. all costs and fees of independent professionals or other third parties who are retained by Manager to perform services required or permitted hereunder;

          6. all costs and fees of technical consultants and operational experts who are retained or employed by Manager and/or Affiliates of the Manager for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Inn at training and manpower development programs sponsored by Manager;

          7. the Base Management Fee;

          8. insurance costs and expenses as provided in Section 6.04;

          9. taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager's operation of the Inn (exclusive of Manager's income taxes or franchise taxes) and all Impositions;

          10. transfers to the Reserve required pursuant to Section 5.02;

          11. transfers required to be made, as they may change from time to time, to the Marketing Fund in order for the Inn to remain a member of the System (such contribution, as of the Effective Date, shall be two and one-half percent (2.5%) of Guest Room Revenues); and

          12. such other costs and expenses incurred by Manager as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Inn.

     The term "Deductions" shall not include (a) debt service payments pursuant to the First Mortgage or any other mortgage financing on the Inn, (b) payments pursuant to FF&E Leases or other forms of financing obtained for the FF&E located in or connected with the Inn, (c) rental payments pursuant to any ground lease of the Site, or (d) rental payments under the Hotel Lease, all of which shall be paid by Owner from its own funds.

     "Owner" shall have the meaning ascribed to it in the Preamble or shall mean any successor or permitted assign, as applicable.

     "Owner Agreement" shall have the meaning ascribed to it in Section B of the Recitals.

     "Owner's Priority" shall mean an amount per Fiscal Year (prorated for any partial Fiscal Year) equal to twelve percent (12%) of the Initial Investment. Owner's Priority for each Fiscal Year shall be paid to the extent of Operating Profit available in such Fiscal Year, as provided in Section 3.02 of this Agreement. During the Term, Owner's Priority automatically shall be increased by an amount equal to twelve percent (12%) of the cost of any Capital Expenditures funded by Owner pursuant to Section 5.03.

     "Performance Termination Threshold" shall mean an amount equal to eighty percent (80%) of the Initial Investment.

     "Person" means an individual (and the heirs, executors, administrators, or other legal representatives of an individual), a partnership, a corporation, limited liability company, a government or any department or agency thereof, a trustee, a trust and any unincorporated organization.

     "Prime Rate" shall mean the "prime rate" of interest announced from time to time in the "Money Rates" section of the Wall Street Journal (Eastern Edition).

     "Prospectus" shall have the meaning ascribed to it in Section 11.12.B.

     "Qualified Mortgage" shall have the meaning ascribed to it in Section 8.02.

     "Renewal Term" shall have the meaning ascribed to it in Section 2.01.

     "Repairs and Equipment Estimate" shall have the meaning ascribed to it in
Section 5.02.D.

     "Reserve" shall have the meaning ascribed to it in Section 5.02.A.

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

     "Restricted Area" shall mean that area within a three (3) mile radius of the front door of the Inn and that is shown on the map attached hereto as Exhibit D. In the event of any conflict between the description set forth in this definition and the map attached hereto as Exhibit D, the description set forth in this definition shall govern.

     "Restricted Hotel" shall mean any select-service hotel operating under the "Residence Inn by Marriott" trade name as a member of the System. The term "Restricted Hotel" shall not include any one or more of the following: (i) any existing (as of the Effective Date) Residence Inn by Marriott hotel; (ii) any full-service Marriott Hotel or Marriott Suites (or any similar full service lodging product), RITZ-CARLTON hotel, Bvlgari hotel, Conference Center by Marriott, Renaissance, Renaissance Suites, Courtyard by Marriott Hotel, Fairfield Inn, Fairfield Suites, Marriott Vacation Club International, SpringHill Suites, TownePlace Suites or any other lodging product (including time share or interval ownership facilities) which is not operated as a select-service hotel under the "Residence Inn by Marriott" trade name and as a member of the System;(iii) any hotel or hotels which are members of a chain of hotels (provided that such chain has a minimum of five (5) or more hotels in operation), all or substantially all (but in no event less than four (4) hotels) of which are acquired by, or merged with, or franchised by or joined through a marketing agreement with, Manager or one of its Affiliates (or the operation of which is transferred to Manager or one of its Affiliates); (iv) any hotel or hotels which are members of a group of hotels which is (in a single transaction with a single seller or transferor) acquired by, or merged with, or franchised by or joined through a marketing agreement with, Manager or one of its Affiliates, or the operation of which is transferred to Manager or one of its Affiliates, provided that such group of hotels contains no fewer than five (5) hotels; (v) any future lodging product developed by Manager or one of its Affiliates which is not included within the System; or (vi) in the event that any existing hotel in the Restricted Area described in clause (i) above ceases to operate under the "Residence Inn by Marriott" trade name as a member of the System, then for each such hotel (if any), an additional hotel which may operate under the "Residence Inn by Marriott" trade name as a member of the System.

     "Revenue Data Publication" shall mean Smith's STAR Report, a monthly publication distributed by Smith Travel Research, Inc. of Gallatin, Tennessee, or an alternative source, reasonably satisfactory to both parties, of data regarding the Revenue Per Available Room of hotels in the general trade area of the Inn. If such Smith's STAR Report is discontinued in the future, or ceases (in the reasonable opinion of either Owner or Manager) to be a satisfactory source of data regarding the Revenue Per Available Room of various hotels in the general trade area of the Inn, Manager shall select an alternative source for such data, subject to Owner's approval. If the parties fail to agree on such alternative source within a reasonable period of time, the matter shall be resolved by the Expert in accordance with the provisions of Section 11.21.

     "Revenue Index" shall mean that fraction that is equal to (a) the Revenue Per Available Room for the Inn divided by (b) the average Revenue Per Available Room for the hotels in the Competitive Set, as set forth in the Revenue Data Publication. Appropriate adjustments to the Revenue Index shall be made in the event of a major renovation of the Inn.

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

     "Revenue Index Threshold" shall mean 1.00. However, if the entry of a new hotel into the Competitive Set (or the removal of a hotel from the Competitive
Set) causes significant variations in the Revenue Index that do not reflect the Inn's true position in the relevant market, appropriate adjustments shall be made to the Revenue Index Threshold by mutual consent of Owner and Manager each acting in good faith.

     "Revenue Per Available Room" shall mean (i) the term "revenue per available room" as defined by the Revenue Data Publication, or (ii) if the Revenue Data Publication is no longer being used (as more particularly set forth in the definition of "Revenue Data Publication"), the aggregate gross room revenues of the hotel in question for a given period of time divided by the total room nights for such period. If clause (ii) of the preceding sentence is being used, a "room" shall be an available hotel guestroom that is keyed as a single unit.

     "Routine Capital Expenditures" shall mean certain routine, non-major expenditures which are classified as "capital expenditures" under generally-accepted accounting principles, but which will be funded from the Reserve (pursuant to Section 5.02), rather than pursuant to the provisions of
Section 5.03. Routine Capital Expenditures consist of the following types of expenditures: exterior and interior repainting; resurfacing building walls and floors; resurfacing parking areas; and miscellaneous similar expenditures (all such types of expenditures to be in accordance with Manager's policies as then generally implemented throughout the Residence Inn by Marriott system of hotels).

     "Sale of the Inn" shall mean any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of the fee simple title to the Site and/or the Inn. For purposes of this Agreement, a Sale of the Inn shall also include: (i) a lease (or sublease) of all or substantially all of the Inn or Site; or (ii) any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, in a single transaction or a series of transactions, of the controlling interest in Owner. The phrase "controlling interest," as used in the preceding sentence, shall mean either:
(x) the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of Owner (through ownership of such shares or by contract); or (y) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Owner. Subject to the provisions of Section 10.02.A, for purposes of this Agreement, a Sale of the Inn shall not be deemed or construed to include (i) any transfer, conversion, exchange or repurchase of publicly-held or publicly-traded securities of Owner's ultimate parent entity, Apple Hospitality Five, Inc., a Virginia corporation ("Apple Five"), by operation of law or otherwise, or any issuance of additional securities of Apple Five; (ii) any merger, consolidation or sale of all or substantially all of the assets of Apple Five; or (iii) any sale, assignment, transfer or other disposition of the Inn or Hotel Lease (or permitted amendment thereof) by Owner or Landlord to an Affiliate of Owner or Landlord, provided that, a subsequent sale, assignment, transfer, lease, sublease or other disposition of the Inn by, or a change in "controlling interest" of, such Affiliate would constitute a "Sale of the Inn".

     "SEC Filing Period" shall mean such period of time (not to exceed sixty
(60) days) after the close of each Fiscal Year within which Owner must receive the Annual Operating Statement from Manager with respect to such Fiscal Year in order for Owner to have a reasonable period of time within which to prepare and make all required filings with the Securities and Exchange Commission and other applicable governmental agencies.

     "Site" shall have the meaning ascribed to it in Section A of the Recitals.

     "Software" shall mean all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is generally commercially available, which are used by Manager in connection with operating or otherwise providing services to the Inn and/or the Residence Inn by Marriott system of hotels, including without limitation the property management system, the reservation system and the other electronic systems used by Manager in connection with operating or otherwise providing services to the Inn and/or the Residence Inn by Marriott system of hotels.

     "Specially Designated National or Blocked Person" shall mean (i) a person designated by the U.S. Department of Treasury's Office of Foreign Assets Control from time to time as a "specially designated national or blocked person" or similar status, (ii) a person described in Section 1 of U.S. Executive Order 13224 issued on September 23, 2001, or (iii) a person otherwise identified by government or legal authority as a person with whom Manager or its Affiliates are prohibited from transacting business. Currently, a listing of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

     "Subordination Agreement" shall have the meaning ascribed to it in Section 8.02.A. and Section 8.03.

     "Subsequent Owners" shall have the meaning ascribed to it in Section
8.03.A.

     "System" shall mean all hotels which are operated under the "Residence Inn," "Residence Inn by Marriott" or "Marriott Residence Inn" Trade Names.

     "System Services" shall have the meaning ascribed to it in Section 1.03.A.

     "System Standards" shall mean any one or more (as the context requires) of the following three (3) categories of standards: (i) operational standards (for example, services offered to guests, quality of food and beverages, cleanliness, staffing and employee compensation and benefits, Chain Services, frequent traveler programs such as the Marriott Rewards Program and other similar programs, etc.); (ii) physical standards (for example, quality of the hotel, FF&E, and Fixed Asset Supplies, frequency of FF&E replacements, etc.); and (iii) technology standards (for example, those relating to software, hardware, telecommunications, systems security and information technology); each of such standards shall be the standard which is generally prevailing or in the process of being implemented at other then existing hotels in the Residence Inn by Marriott system of hotels, including all services and facilities in connection therewith that are customary and usual at comparable hotels in the Residence Inn by Marriott system of hotels.

     "Term" shall have the meaning ascribed to it in Section 2.01.

     "Termination" shall mean the expiration or sooner cessation of this Agreement.

     "Trade Name" shall mean any name, whether informal (such as a fictitious name or d/b/a) or formal (such as the full legal name of a corporation or partnership) which is used to identify an entity.

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Educational Institute of the American Inn & Motel Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within the Residence Inn by Marriott system of hotels.

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et seq.

     "Working Capital" shall mean funds that are used in the day-to-day operation of the business of the Inn, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, amounts deposited in operating bank accounts, receivables, amounts deposited in payroll accounts, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first written above.

                                        OWNER:

                                        APPLE HOSPITALITY FIVE MANAGEMENT, INC.,
ATTEST:                                 a Virginia corporation


By:     [unable to conform]             By: /s/ J. Philip Hart
        ------------------------            ------------------------------------
Name:                                   Name:  J. Philip Hart
        ------------------------
Title:                                  Title: Senior Vice President
        ------------------------


                                        MANAGER:

                                        RESIDENCE INN BY MARRIOTT, INC.,
ATTEST:                                 a Delaware corporation


By:     [unable to conform]             By: /s/ Joel Eisemann
        ------------------------            ------------------------------------
Name:                                   Name:  Joel Eisemann
        ------------------------
Title:                                  Title: Vice President
        ------------------------

                                 ACKNOWLEDGMENT

STATE OF                   )
         -----------------
                           )   ss:
COUNTY OF                  )
          ----------------

     On the      day of May, 2003, before me, the undersigned, a Notary Public,
            ----
in and for the State of                 , personally appeared J. Philip Hart,
                        ----------------
who acknowledged himself to be the Senior Vice President of Apple Hospitality Five Management, Inc., a corporation, and that he, as such Senior Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Senior Vice President.

     In witness whereof, I hereunto set my hand and official seal.


                                                         [unable to conform]
                                                         -----------------------
                                                         Notary Public


My commission expires:
                       -------------------------------

                                 ACKNOWLEDGMENT

STATE OF MARYLAND     )
                      )   ss:
COUNTY OF MONTGOMERY  )

     On the      day of May, 2003, before me, the undersigned, a Notary Public,
            ----
in and for the State of Maryland, personally appeared Joel Eisemann, who acknowledged himself to be the Vice President of Residence Inn By Marriott, Inc., a corporation, and that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

     In witness whereof, I hereunto set my hand and official seal.


                                                         [unable to conform]
                                                         -----------------------
                                                         Notary Public


My commission expires:
                       -------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    [omitted]

                                    EXHIBIT B

                            EQUITY INTEREST IN OWNER

 Apple Hospitality Five, Inc. owns one hundred percent (100%) of the equity of
                                     Owner.

                                    EXHIBIT C

                       MEMORANDUM OF MANAGEMENT AGREEMENT

Prepared by and after Recording, return to:

Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817
Attn: Law Department - Lodging Operations
      Dept. 52-923.27

                       MEMORANDUM OF MANAGEMENT AGREEMENT

     THIS MEMORANDUM OF MANAGEMENT AGREEMENT (the "Memorandum") is made and entered into as of this 31st day of May, 2003, by and between APPLE HOSPITALITY FIVE MANAGEMENT, INC., a Virginia corporation ("Owner"), with a mailing address at c/o Apple Real Estate Investment Trust Companies, 10 South Third Street, Richmond, Virginia 23219 and RESIDENCE INN BY MARRIOTT, INC., a Delaware corporation ("Manager"), and acknowledged by APPLE HOSPITALITY FIVE, INC., a Virginia corporation with a mailing address at c/o Apple Real Estate Investment Trust Companies, 10 South Third Street, Richmond, Virginia 23219 ("Landlord").

                               W I T N E S S E T H

     Owner and Manager have entered into that certain Management Agreement dated on even date herewith (herein, the "Management Agreement") with respect to the operation of a hotel on the premises located in the City of Somerset, County of Somerset, State of New Jersey, as more particularly described in Exhibit A attached hereto (the "Site").

     Owner, as tenant, and Landlord, are parties to that certain Master Hotel Lease executed on even date herewith wherein Owner leased the Site from Landlord.

     The Management Agreement is in effect. The term of the Management Agreement expires at the expiration of the thirtieth (30th) full Fiscal Year after the expiration of the Fiscal Year in which the Effective Date occurs. Subject to certain conditions contained in the Management Agreement, the Term will be automatically renewed, on the same terms and conditions contained in the Management Agreement, for each of three (3) successive periods of ten (10) Fiscal Years each.

     The Management Agreement contains terms and restrictions relating to financing of the Inn. The Management Agreement also contains terms and conditions relating to Owner's ability to sell or transfer interests in itself or the Inn or the Site.

     This Memorandum is not intended to alter or modify in any way the terms and conditions of the Management Agreement. Terms not specifically defined in this Memorandum are defined in the Management Agreement.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, Owner and Manager have caused this Memorandum to be executed under seal by their duly authorized representatives as of the day first above written, for the purpose of providing an instrument for recording and giving notice of the Management Agreement and certain of the terms and conditions thereto.

                                        OWNER:

                                        APPLE HOSPITALITY FIVE MANAGEMENT, INC.,
ATTEST:                                 a Virginia corporation


By:                                     By:
    ----------------------------            ------------------------------------
Print Name:                             Print Name: J. Philip Hart
            --------------------
Title:                                  Title:      Senior Vice President
       -------------------------


                                        MANAGER:


                                        RESIDENCE INN BY MARRIOTT, INC.,
ATTEST:                                 a Delaware corporation


By:                                     By:
    ----------------------------            ------------------------------------
Print Name:                             Print Name: Joel Eisemann
            --------------------
Title:                                  Title:      Vice President
       -------------------------

ACKNOWLEDGED on MAY   , 2003:
                   ---

LANDLORD:

APPLE HOSPITALITY FIVE, INC.,
a Virginia corporation


By:
    ----------------------------
Name:  J. Philip Hart
Title: Senior Vice President

                                 ACKNOWLEDGMENT

STATE OF                   )
         -----------------
                           )   ss:
COUNTY OF                  )
          ----------------

     On the       day of May, 2003, before me, the undersigned, a Notary Public,
            -----
in and for the State of                 , personally appeared J. Philip Hart,
                        ----------------
who acknowledged himself to be the Senior Vice President of Apple Hospitality Five Management, Inc., a corporation, and that he, as such Senior Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Senior Vice President.

     In witness whereof, I hereunto set my hand and official seal.


                                                         -----------------------
                                                         Notary Public

My commission expires:
                           -------------------------------

                                 ACKNOWLEDGMENT

STATE OF MARYLAND     )
                      )   ss:
COUNTY OF MONTGOMERY  )

     On the     day of May, 2003, before me, the undersigned, a Notary Public,
            ---
in and for the State of Maryland, personally appeared Joel Eisemann, who acknowledged himself to be the Vice President of Residence Inn By Marriott, Inc., a corporation, and that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.

         In witness whereof, I hereunto set my hand and official seal.


                                                         -----------------------
                                                         Notary Public

My commission expires:
                       -------------------------------

                                    EXHIBIT A
                                       TO
                       MEMORANDUM OF MANAGEMENT AGREEMENT
                                LEGAL DESCRIPTION